Execution Version

SECURITIES PURCHASE AGREEMENT

among

VOYAGER OIL & GAS, INC.

and

EMERALD OIL & GAS NL

and

EMERALD OIL, INC.

dated as of

July 9, 2012

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-ii-

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EXHIBITS

Exhibit A	Nonrecognition Notice

Exhibit B	Form of Employment Agreement

Exhibit C	Compensation Schedule

Exhibit D	Form of Intercompany Loan Agreement Amendment

Exhibit E	Form of Intercreditor Agreement

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of July 9, 2012, is entered into among Voyager Oil & Gas, Inc., a corporation organized under the Laws of the State of Montana (“Buyer”), Emerald Oil & Gas NL (“Seller”), a corporation organized under the Laws of Western Australia, Australia, and Emerald Oil Inc. (“Company”), a Delaware corporation and wholly owned subsidiary of Seller. Each of Buyer, Seller and Company is sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $0.01 (the “Shares”), of the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this Article I:

“Accounting Referee” has the meaning set forth in Section 6.01(c).

“Acquisition Proposal” has the meaning set forth in Section 5.02(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocated Value” has the meaning set forth in Section 2.04.

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Benefit Plan” has the meaning set forth in Section 3.15.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Denver, Colorado are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Basket Exclusions” has the meaning set forth in Section 8.04(a).

“Buyer Common Stock” has the meaning set forth in Section 4.02.

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Buyer Preferred Stock” has the meaning set forth in Section 4.02.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder that are in effect on the date of this Agreement.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

“Closing” has the meaning set forth in Section 2.06.

“Closing Date” has the meaning set forth in Section 2.06.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.03(a).

“Company” has the meaning set forth in the recitals.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Credit Agreement” means the Credit Agreement dated February 21, 2012 between the Company and Hartz Energy Capital, LLC, and as amended June 7, 2012.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Employees” means those Persons employed by any Target Party immediately prior to the Closing.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, provided however that an Encumbrance shall not include any restriction on transferability placed on any security pursuant to the application of the Securities Act.

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“Environmental and Regulatory Assessment” shall, subject to the requirements in Section 5.05, mean one or more on-site inspections of the Oil and Gas Properties (or part thereof) together with review of pertinent records in the possession of any Target Party relating to the environmental condition and regulatory compliance of the Oil and Gas Properties, which may include a Phase I environmental analysis (as contemplated by ASTM E 1527-05) and a Phase II environmental analysis (as contemplated by ASTM E 1903-02) of the Oil and Gas Properties.

“Environmental Claim” means any Action, Governmental Order, Encumbrance, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Defect” means (i) a condition with respect to the air, soil, subsurface, surface waters, groundwaters and/or sediments that causes a Target Party not to be in compliance with applicable Environmental Laws, (ii) a breach of a representation or warranty in Section 3.14 or (iii) the existence, with respect to any Oil and Gas Property or the operation thereof, of any environmental pollution, contamination or degradation where notice, further investigation, monitoring or remedial action is required under applicable Environmental Laws or any Contract.

“Environmental Defect Amount” has the meaning set forth in Section 2.08.

“Environmental Diligence Review” has the meaning set forth in Section 7.02(u).

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): CERCLA.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. and any other federal, state and local Law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources, in each case as in effect on the date of this Agreement.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

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“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other Action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Facility” has the meaning set forth in the definition of Oil and Gas Property.

“Financial Statements” has the meaning set forth in Section 3.06.

“Full Financial Statements” has the meaning set forth in Section 3.06.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Good and Defensible Title” means, with respect to any Well or Undeveloped Acreage, as applicable, that title of the Target Parties, which, subject to Permitted O&G Encumbrances:

(a)          entitles a Target Party to receive throughout the duration of the productive life of such Well (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas), not less than the Net Revenue Interest share shown in Schedule 3.20(b) of the Disclosure Schedules of all oil, gas and other minerals produced, saved and marketed from such Well, except (i) decreases in connection with those operations in which a Target Party may be a nonconsenting co-owner, (ii) decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elected not to consent, (iii) decreases resulting from the establishment or amendment of pools or Units and (iv) decreases required to allow (x) other Working Interest owners to make up past underproduction or (y) pipelines to make up past under deliveries;

(b)          obligates a Target Party to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Well not greater than the Working Interest shown in Schedule 3.20(b) of the Disclosure Schedules without increase throughout the productive life of such Well, except (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable Law and (ii) increases that are accompanied by at least a proportionate increase in a Target Party’s Net Revenue Interest;

(c)          entitles a Target Party to the stated net leasehold acres in such Undeveloped Acreage in Schedule 3.20(b)(1) of the Disclosure Schedules;

(d)          entitles a Target Party to the stated net mineral acres in the acreage set forth on Schedule 3.20(b)(1) of the Disclosure Schedules; and

(e)          is free and clear of any Encumbrance other than a Permitted O&G Encumbrance.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

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“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Hydrocarbons” means oil, gas, casinghead gas, condensate, sulfur and other liquid or gaseous hydrocarbons, or any of them or any combination thereof, and all products and substances extracted, separated, processed and produced therefrom, including coalbed gas and carbon dioxide.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Individual Title Threshold” has the meaning set forth in Section 2.05(g).

“Insurance Policies” has the meaning set forth in Section 3.30.

“Interim Balance Sheet” has the meaning set forth in Section 3.06.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.06.

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leases” has the meaning set forth in the definition of Oil and Gas Property.

“Liabilities” has the meaning set forth in Section 3.07.

“Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, Title Defect Amounts, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of a Target Party, the Seller or the Buyer, as applicable, or (b) the ability of Seller, the Company or the Buyer, as applicable, to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to any: (i) changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Company, the Buyer or the Seller, as applicable, operates; (iii) changes, conditions or effects resulting from an action required or permitted by this Agreement or the failure to take any action prohibited by this Agreement, except pursuant to Section 3.05 and Section 5.07; (iv) changes, conditions or effects caused by acts of terrorism or war (whether or not declared); (v) changes in the price or trading volume of Common Stock; (vi) failure by Buyer to meet public or internal revenue, earnings or other projections; or (vii) changes, conditions or effects to the extent resulting from any legal proceedings brought by any of the current or former shareholders of the Buyer or Seller (on their own behalf or on behalf of Buyer or Seller) arising out of or related to this Agreement; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on a Target Party, the Seller or the Buyer, as applicable, compared to other participants in the industries in which the Company, the Seller or the Buyer, as applicable, conducts its businesses.

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“Material Contracts” has the meaning set forth in Section 3.09(a).

“Materials of Environmental Concern” means (i) any chemicals, materials, substances, pollutants, or contaminants in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, by-products, or any other materials, which are regulated, listed, defined or otherwise designated as hazardous or toxic under Environmental Laws, including, but not limited to, asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, and lead-containing paints or coatings and (ii) any petroleum, petroleum hydrocarbons, crude oil petroleum derivatives, petroleum products, or by-products of petroleum refining.

“Net Revenue Interest” means, with respect to any Ownership Interest, that interest that a Target Party has, with respect to Ownership Interests in Hydrocarbons produced and marketed from or attributable to such Ownership Interest.

“Oil and Gas Property” and “Oil and Gas Properties” shall mean each Target Party’s right, title and interest in the following described properties, rights and undivided interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent):

(a)           the oil, gas and/or mineral leases, leasehold estates, operating rights and other rights authorizing the owner thereof to explore or drill for Hydrocarbons and other minerals that are described on Schedule 3.20(b)(1) of the Disclosure Schedules hereto and any ratifications, renewals, extensions or amendments related to such leases (collectively, the “Leases”), and any and all oil, gas, water, CO2 or injection wells thereon or on the pooled, communitized or unitized acreage that includes all or any part of the Leases, including the interests in the wells shown on Schedule 3.20(b) of the Disclosure Schedules (the “Wells”);

(b)          all interests in oil, gas and/or mineral properties, rights and undivided interests, including fee, mineral, royalty and overriding royalty interests, net profits interests, fee mineral interests, fee royalty interests, payments out of production and other rights, including contractual rights to production and contractual rights providing for the acquisition or earning of any such interest;

(c)          all presently existing and valid oil, gas and/or mineral unitization, pooling, conservation and/or communitization agreements, declarations and/or orders, including all units formed under orders, rules, regulations or other official acts of any Governmental Authority having jurisdiction, and all voluntary unitization, pooling, conservation or communitization agreements, designations and/or declarations, to the extent that they relate to any of the Leases or other properties described in subsections (a) and (b) above (each individually a “Unit” and collectively the “Units”);

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(d)          surface fee interests, easements, servitudes, rights-of-way, surface leases, licenses, Permits, leases and other rights to use the surface appurtenant to, and used or held for use in connection with, the other Oil and Gas Properties; and

(e)          all equipment, machinery, facilities, fixtures and other tangible personal property and improvements, including platforms, pipelines, tanks, tank batteries, gathering systems, compressors and Well equipment (both surface and subsurface) located on the other Oil and Gas Properties or used or held for use in connection with the operation of the other Oil and Gas Properties or the production, transportation or processing of Hydrocarbons from the Oil and Gas Properties (each individually a “Facility” and collectively the “Facilities”).

“Operated Properties” means each Ownership Interest (a) that is subject to a joint operating agreement pursuant to which any of the Target Parties is designated as an operator thereunder and (b) to the extent not described in subclause (a), with respect to which any of the Target Parties is designated as an operator under a Permit.

“Operator Permits” has the meaning set forth in Section 3.13.

“Ownership Interest” means the collective ownership interest of the Target Parties in the Oil and Gas Properties, as set forth in Schedules 3.20(b) and 3.20(b)(1) of the Disclosure Schedules.

“Party” has the meaning set forth in the preamble.

“Payout Balance(s)” means the status, as of the dates of the Company’s calculations set forth in Schedule 3.29 of the Disclosure Schedules, of the recovery by a Target Party or a third party of a cost amount specified in the Contract relating to a Well included in the Ownership Interests out of the revenue from such Well where the Working Interest or the Net Revenue Interest of such Target Party therein will be adjusted when such amount has been recovered.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted O&G Encumbrances” means any or all of the following:

(a)          lessors’ royalties and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce a Target Party’s Net Revenue Interests below that shown in Schedule 3.20(b) of the Disclosure Schedules or net mineral or net leasehold acres below that shown in Schedule 3.20(b)(1) of the Disclosure Schedules or increase a Target Party’s Working Interest above that shown in Schedule 3.20(b) of the Disclosure Schedules without a corresponding increase in a Target Party’s Net Revenue Interest;

(b)          all leases, unit agreements, pooling agreements, operating agreements, production sales Contracts, division orders and other Contracts applicable to the Oil and Gas Properties, to the extent that they do not, individually or in the aggregate, reduce a Target Party’s Net Revenue Interests below that shown in Schedule 3.20(b) of the Disclosure Schedules, or net mineral or net leasehold acres below that shown in Schedule 3.20(b)(1) of the Disclosure Schedules or increase a Target Party’s Working Interest above that shown in Schedule 3.20(b) of the Disclosure Schedules without a corresponding increase in the Target Party’s Net Revenue Interest;

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(c)          all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of Leases or interests therein, if they are customarily obtained subsequent to the sale or conveyance;

(d)          rights of reassignment arising upon final intention to abandon or release the Ownership Interests, or any of them;

(e)          any Encumbrances, defects or irregularities that do not secure indebtedness and to the extent that they do not, individually or in the aggregate, reduce or present a material likelihood of reducing a Target Party’s Net Revenue Interests below that shown in Schedule 3.20(b) of the Disclosure Schedules or net mineral or net leasehold acres below that shown in Schedule 3.20(b)(1) of the Disclosure Schedules or increasing a Target Party’s Working Interest above that shown in Schedule 3.20(b) of the Disclosure Schedules without a corresponding increase in the Net Revenue Interest of such Target Party; or otherwise materially detract from the value of or materially interfere with the use or ownership of the Ownership Interests subject thereto or affected thereby (as currently used or owned) and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties without adjustment of price or provision for cure or indemnity;

(f)           any Title Defects, environmental conditions or regulatory compliance matters waived in writing by Buyer;

(g)          any Encumbrance on the Oil and Gas Properties existing as a result of the Credit Agreement; and

(h)          any Encumbrance or Title Defect on the Oil and Gas Properties that may occur in the future as a result of the imposition of any judgment and/or order that may be issued against the Company in the future as a result of the Company’s legal proceedings as described in Schedule 3.12 of the Disclosure Schedules.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Target Parties for any Pre-Closing Tax Period.

“Preliminary Defect Notice” has the meaning set forth in Section 2.05(a).

“Preliminary Environmental Defect Notice” has the meaning set forth in Section 2.08(a).

“Purchase Consideration” has the meaning set forth in Section 2.02.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

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“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

“Seller Basket Exclusions” has the meaning set forth in Section 8.04(b)

“Seller Indemnitees” has the meaning set forth in Section 8.03.

“Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of any director or officer of Seller or any Target Party, after due inquiry.

“Shares” has the meaning set forth in the recitals.

“Subsidiaries” means Emerald GRB LLC and Emerald WB LLC.

“Target Parties” means the Company and the Subsidiaries.

“Tax Claim” has the meaning set forth in Section 6.05.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document (including any related or supporting information) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Title Arbitrator” has the meaning set forth in Section 2.05(f).

“Title Defect” means any defect including a discrepancy in Net Revenue Interest or Working Interest, net mineral or net leasehold acres, or chain of title that causes a breach of any of the representations and warranties contained in Section 3.20. Notwithstanding the foregoing, none of the following shall constitute a Title Defect unless such defect has caused the operator or purchaser of production to suspend payment of production revenue:

(a)          defects in the chain of title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Buyer provides affirmative evidence that such failure or omission could result in another Person’s superior claim of title to the relevant asset;

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(b)          defects arising out of lack of survey, unless a survey is required by applicable Laws or regulations;

(c)          defects asserting a change in Working Interest or Net Revenue Interest based on a change in drilling and spacing units, tract allocation or other changes in pool or Unit participation based on events occurring after the Closing Date by a Person other than Target Parties;

(d)          defects arising out of lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and could result in another Person’s superior claim of title to the relevant asset;

(e)          Encumbrances created under deeds of trust, mortgages and similar instruments by the lessor under a lease covering the lessor’s surface and mineral interests in the land covered thereby provided that such Encumbrances are either junior in time to the relevant lease or have been subordinated to the relevant lease;

(f)          defects that have been cured by statutes of limitation, prescription or otherwise pursuant to applicable Law and shown by the title examiner in a subsequent opinion as having been so cured; and

(g)          defects arising as a result of non-consent interests in any Well not being held of record by Target Parties if the non-consent interests are not credited to the Target Party on Schedule 3.20(b) of the Disclosure Schedules.

“Title Defect Amount” has the meaning set forth in Section 2.05(c).

“Title Diligence Review” has the meaning set forth in Section 7.02(v).

“Transaction Documents” means this Agreement and those documents referred to in Article VII of this Agreement.

“Undeveloped Acreage” has the meaning set forth in Section 2.04.

“Unit” has the meaning set forth in the definition of Oil and Gas Property.

“Wells” has the meaning set forth in the definition of Oil and Gas Property.

“Working Interest” means, with respect to any Ownership Interest, that share of the costs, expenses, burdens and obligations attributable to the interest that a Target Party has with respect to Ownership Interests before the Closing.

ARTICLE II
Purchase and sale

Section 2.01         Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares free and clear of all Encumbrances.

Section 2.02         Purchase Consideration. The aggregate purchase price for the Shares shall, subject to adjustment pursuant to this Article II, consist of a number of validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to 19.9% of the amount of total shares of Buyer Common Stock outstanding as of the Closing Date (the “Purchase Consideration”).

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Section 2.03         Transactions to be Effected at the Closing.

(a)          At the Closing, Buyer shall deliver to Seller:

(i)          the Purchase Consideration, subject to any adjustment pursuant to this Article II, by delivery of a stock certificate representing Buyer Common Stock in the name of Seller; and

(ii)         the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.03 of this Agreement.

(b)          At the Closing, Seller shall deliver to Buyer:

(i)          a stock certificate evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; and

(ii)         the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 7.02 of this Agreement.

Section 2.04        Allocated Values. Schedules 3.20(b) and 3.20(b)(1) of the Disclosure Schedules sets forth the estimated value for each Lease (the “Undeveloped Acreage”) and each Well included in the Ownership Interests. The “Allocated Value” shall mean the portion of the Purchase Consideration that is allocated to each (i) acre of Undeveloped Acreage and (ii) Well on Schedules 3.20(b) and 3.20(b)(1) of the Disclosure Schedules. The Parties hereto have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise make no representation or warranty as to the accuracy of such values.

Section 2.05         Adjustments to Purchase Consideration for Title Defects.

(a)          Buyer may conduct, at its sole cost, such title examinations and investigations as it may in its sole discretion choose to conduct to determine if any violations of the representations or warranties in Section 3.20 exist. Buyer may assert a claim for a breach of Section 3.20 with respect to any Well or Undeveloped Acreage by delivering a claim notice or notices to the Seller on or before a date which is at least three (3) Business Days prior to the Closing Date. Buyer will use its commercially reasonable efforts to deliver a preliminary claim for a breach of Section 3.20 with respect to any Well or Undeveloped Acreage (a “Preliminary Defect Notice”) for which Buyer’s diligence is reasonably complete as soon as Buyer determines that such a breach may exist, but in any case no later than the date that is three (3) Business Days prior to the Closing Date. The Parties acknowledge and agree that any such Preliminary Defect Notice will be in draft form and subject to further change and revision, and that the delivery of a Preliminary Defect Notice by Buyer shall not be deemed a waiver of any other claims with respect to the Well or Undeveloped Acreage that is the subject of such Preliminary Defect Notice or any other Well or Undeveloped Acreage. Each such notice shall be in writing and shall include:

(i)          a description of the alleged Title Defect(s);

(ii)         the Wells or Undeveloped Acreage affected;

(iii)        the Allocated Values of the Wells or Undeveloped Acreage subject to the alleged Title Defect(s);

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(iv)        supporting documents reasonably necessary for the Seller to verify the existence of the alleged Title Defect(s); and

(v)         the amount by which Buyer reasonably believes the Allocated Values of those Wells or Undeveloped Acreage are reduced by the alleged Title Defect(s) and the computations and information upon which Buyer’s belief is based.

(b)          Upon receipt of a Preliminary Defect Notice, Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove at any time up to one (1) Business Days prior to Closing Date any alleged Title Defects which Buyer has identified to Seller.

(c)          With respect to (i) each Well or Undeveloped Acreage affected by any Title Defect reported under Section 2.05(a), or (ii) an Ownership Interest sold pursuant to the exercise of options to purchase, rights of first or last refusal or offer, preferential rights to purchase or similar rights, the Purchase Consideration shall be reduced by an amount (the “Title Defect Amount”) equal to the reduction in the Allocated Value for such Well or Undeveloped Acreage caused by such Title Defect or sale, as applicable, as determined pursuant to Section 2.05(d).

(d)          The Title Defect Amount resulting from the Title Defect shall be determined as follows:

(i)          if Seller and the Buyer agree in writing on the Title Defect Amount, that amount shall be the Title Defect Amount;

(ii)         if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount of the payment necessary to remove such Title Defect from the Well or Undeveloped Acreage;

(iii)        if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Well and (B) the Net Revenue Interest or percentage stated in Schedule 3.20(b) of the Disclosure Schedules, then the Title Defect Amount shall be the product of the Allocated Value of such Well multiplied by a fraction, the numerator of which is the Net Revenue Interest or percentage ownership decrease and the denominator of which is the Net Revenue Interest or percentage ownership stated in Schedule 3.20(b) of the Disclosure Schedules, provided that if the Title Defect does not affect the Well throughout its entire productive life, the Title Defect Amount determined under this Section 2.05(d)(iii) shall be reduced to take into account the applicable time period only;

(iv)        if the Title Defect represents a discrepancy between (A) the net mineral or net leasehold acres, as applicable, for any Undeveloped Acreage and (B) the net mineral or net leasehold acres, as applicable, stated in Schedule 3.20(b)(1) of the Disclosure Schedules for such Undeveloped Acreage, then the Title Defect Amount shall be the product of the Allocated Value for such Undeveloped Acreage multiplied by a fraction, the numerator of which is the net mineral or net leasehold acreage decrease with respect to such Undeveloped Acreage and the denominator of which is the net mineral or net leasehold acreage with respect to such Undeveloped Acreage shown in Schedule 3.20(b)(1) of the Disclosure Schedules, provided that if the Title Defect does not affect the Undeveloped Acreage throughout its entire life, the Title Defect Amount determined under this Section 2.05(d)(iv) shall be reduced to take into account the applicable time period only;

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(v)         if the Title Defect represents any other defect in title to the affected Well or Undeveloped Acreage of a type not described in subsections (i) through (iv) above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the Well or Undeveloped Acreage so affected, the portion of the respective Target Party interest in the Well or Undeveloped Acreage affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Well or Undeveloped Acreage, the values placed upon the Title Defect by Buyer and the Seller and such other factors as are reasonably necessary to make an evaluation; and

(vi)        the Title Defect Amount shall be determined without duplication of any costs or Losses included in another Title Defect Amount hereunder.

(e)          The Title Defect Amount resulting from the sale of an Ownership Interest pursuant to the exercise of an option to purchase, right of first or last refusal or offer, preferential right to purchase or similar rights shall be, in the aggregate and without duplication, (x) the greater of (i) the Allocated Value with respect to the sold Ownership Interest and (ii) the price paid for such Ownership Interest pursuant to the exercise of such right, less (y) the amount received by a Target Party pursuant to the exercise of such right.

(f)          The Seller and Buyer shall attempt to agree on all Title Defect Amounts by one (1) Business Days prior to the Closing Date. If the Seller and Buyer are unable to agree by that date, Buyer’s estimate shall be used to calculate the Purchase Consideration, and the Title Defect Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 2.05(f). During the ten (10) day period following the Closing Date, Title Defect Amounts in dispute shall be submitted to Transcontinent Oil Company, or, in the event that either Party disagrees in writing to the other Party to the appointment of Transcontinent Oil Company within such ten (10) day period, then the Title Defect Amounts in dispute shall be submitted to another regionally recognized firm with experience in evaluating oil and gas title matters as to which the Seller and the Buyer mutually agree (in either case, the “Title Arbitrator”). The expert determination shall be held in Denver, Colorado. The language to be used in the expert determination shall be English. The Title Arbitrator’s determination shall be made within five (5) Business Days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal; provided, however, that the Title Arbitrator may, in its discretion, extend the five (5) Business Day deadline in order to complete its determination so long as the Title Arbitrator is diligently pursuing such determination. In making its determination, the Title Arbitrator shall be bound by the provisions set forth in Section 2.05(c) and Section 2.05(d) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third Persons to advise the arbitrator, including title attorneys from other states or provinces and petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defect Amounts submitted by any Party and may not award damages, interest or penalties to any Party with respect to any matter. Each of the Buyer and Seller shall bear its own legal fees and other costs of presenting its case. Buyer shall bear one-half of the costs and expenses of the Title Arbitrator, and the Seller shall be responsible for the remaining one-half of such costs and expenses. To the extent that after Closing it is determined by the Title Arbitrator that a Title Defect Amount, or any part thereof, should not have been deducted from the Purchase Consideration, then Buyer shall, within two (2) Business Days, pay an amount equal to such Title Defect Amount to the Seller.

(g)          Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustments to the Purchase Consideration or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed Ten Thousand Dollars ($10,000) (“Individual Title Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Consideration or other remedies provided by Seller for any Title Defect that exceeds the Individual Title Threshold unless the Title Defect Amounts of all such Title Defects, in the aggregate, excluding any Title Defects cured by Seller, exceed a deductible in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000), after which point Buyer shall be entitled to adjustments to the Purchase Consideration, with respect to such Title Defects from the first dollar.

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(h)          Notwithstanding the provisions of Section 2.05(g), if there is a reduction in the Purchase Consideration pursuant to Section 2.05(d) or Section 2.05(j), then Seller shall retain the right but not the obligation, for one hundred eighty (180) days after the Closing Date, to attempt to cure any such Title Defect(s) at its sole cost and liability. If Seller cures any such Title Defect to Buyer’s reasonable satisfaction, then Buyer shall promptly pay Seller the Title Defect Amount with respect to the Title Defect that is so cured in the form of Buyer Common Stock in an amount equal to the number of shares of Buyer Common Stock for which the Purchase Consideration was reduced with respect to the cured Title Defect.

(i)          Each of Buyer, Seller and the Target Parties acknowledge and recognize that Seller shall have no obligation to Buyer and its Affiliates pursuant to the provisions of this Section 2.05 based on any alleged Title Defect that is discovered by Buyer after Closing, nor for any notice related to any Title Defect that is delivered to Seller after the Closing.

(j)          Notwithstanding anything herein to the contrary, Buyer shall be entitled, at Closing, to withhold an amount of the Purchase Consideration up to Six Hundred Thousand Dollars ($600,000) if there is any Action pending or threatened that, if determined adversely to any Target Party, would result in a discrepancy between (A) the net mineral or net leasehold acres, as applicable, for any Undeveloped Acreage and (B) the net mineral or net leasehold acres, as applicable, stated in Schedule 3.20(b)(1) of the Disclosure Schedules for such Undeveloped Acreage notwithstanding any disclosure made by the Seller in the Disclosure Schedules, including Schedule 3.12 of the Disclosure Schedules and notwithstanding that any such Action may not be a breach of any representation or warranty set forth in Section 3.20. Such Action shall be deemed to be a Title Defect for all purposes of this Agreement.

Section 2.06       Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Central time, no later than two Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Mayer Brown LLP, 700 Louisiana St., Suite 3400, Houston, Texas 77002, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.07       Withholding Tax. Buyer shall be entitled to deduct and withhold and pay over to the applicable taxing authority from the Purchase Consideration all Taxes that Buyer may be required to deduct and withhold and pay over to an applicable taxing authority under any provision of Tax Law, including any Tax required to be withheld under Section 1445(a) of the Code if Seller is a United States real property holding company, as defined in Section 897(c)(2) of the Code; provided that Buyer shall not withhold Taxes from the Purchase Consideration under Section 1445(a) of the Code if Seller provides to Buyer in accordance with Section 7.02(p) hereof an executed nonrecognition notice in substantially the form attached as Exhibit A. Buyer agrees to file, promptly after Closing, a copy of such executed nonrecognition notice with the Internal Revenue Service in accordance with Treasury Regulation Section 1.1445-2(d)(2)(i)(B), and to provide proof of such filing to Seller. Any amounts of Tax that are withheld and paid over to the applicable taxing authority for the account of Seller in accordance with this Section 2.07 shall be treated as delivered to Seller hereunder.

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Section 2.08        Environmental Defects.

(a)          Buyer may conduct an Environmental and Regulatory Assessment, subject to the requirements of Section 5.05, to determine if any violations of the representations or warranties in Section 3.14 exist. Buyer may assert a claim for a breach of Section 3.14 by delivering a claim notice or notices to the Seller on or before a date which is at least three (3) Business Days prior to the Closing Date. Buyer will use its commercially reasonable efforts to deliver a preliminary claim for a breach of Section 3.14 (a “Preliminary Environmental Defect Notice”) for which Buyer’s diligence is reasonably complete as soon as Buyer determines that such a breach may exist, but in any case no later than the date that is three (3) Business Days prior to the Closing Date. The Parties acknowledge and agree that any such Preliminary Environmental Defect Notice will be in draft form and subject to further change and revision, and that the delivery of a Preliminary Environmental Defect Notice by Buyer shall not be deemed a waiver of any other claims with respect to environmental matters. Each such notice shall be in writing and shall include:

(i)          a description of the alleged Environmental Defect(s);

(ii)         supporting documents reasonably necessary for the Seller to verify the existence of the alleged Environmental Defect(s); and

(iii)        the amount by which Buyer reasonably believes the Purchase Consideration is reduced by the alleged Environmental Defect(s) and the computations and information upon which Buyer’s belief is based.

(b)          Upon receipt of a Preliminary Environmental Defect Notice, Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove at any time up to one (1) Business Days prior to Closing Date any alleged Environmental Defects that Buyer has identified to Seller.

(c)          The Purchase Consideration shall be reduced by an amount (the “Environmental Defect Amount”) equal to the estimated costs and expenses (determined as of the Closing Date) to come into compliance with applicable Environmental Laws or to address Liabilities subject to or arising from such Environmental Defect, consistent with applicable Environmental Laws taking into account that non-permanent remedies (including mechanisms to contain or stabilize Hazardous Materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls, or other appropriate restrictions on the industrial use of the property, caps, dikes, encapsulation, lechate collection systems, and the like) and, where applicable, to the satisfaction of the relevant Governmental Authorities.

(d)          The Seller and Buyer shall attempt to agree on all Environmental Defect Amounts by one (1) Business Days prior to the Closing Date. If the Seller and Buyer are unable to agree by that date, Buyer’s estimate shall be used to calculate the Purchase Consideration, and the Environmental Defect Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to Section 2.05(f).

(e)          Notwithstanding anything in the foregoing paragraphs, this Section 2.08 shall not limit any rights that Buyer may have following Closing pursuant to Article VIII hereof.

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ARTICLE III

Representations and warranties of seller

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller and Company represent and warrant to Buyer that:

Section 3.01         Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Western Australia, in the country of Australia, Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 3.02         Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Schedule 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 3.03         Company Capitalization.

(a)          The authorized capital stock of the Company consists of one thousand (1,000) shares of common stock, par value $0.01 (the “Common Stock”), of which one hundred (100) shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b)          All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)          With the exception of those agreements identified in Schedule 3.03 of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

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Section 3.04        Company Subsidiaries. Except for the Subsidiaries, and through Emerald GRB, LLC’s ownership of 45% of the general partner partnership interest and 37.24188% of the limited partner partnership interest in Slater Dome Gathering, LLLP, the Company does not own, directly or indirectly, any equity or long-term debt securities of any Person. Each of the Subsidiaries is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Colorado and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Schedule 3.04 of the Disclosure Schedules sets forth each jurisdiction in which each Subsidiary is licensed or qualified to do business, and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken by each Subsidiary in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing. All of the outstanding membership units of each Subsidiary have been duly authorized, are validly issued, fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Colorado Limited Liability Company Act), and are owned of record and beneficially by the Company, free and clear of all Encumbrances, except for those Encumbrances set forth in Schedule 3.04 of the Disclosure Schedules. Upon consummation of the transactions contemplated by this Agreement, the Company shall own all of the membership units of each Subsidiary, free and clear of all Encumbrances, except as otherwise set forth on Schedule 3.04 of the Disclosure Schedules. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity of the Subsidiaries or obligating any Subsidiary or the Company to issue or sell any equity in a Subsidiary. Each Subsidiary does not have outstanding or authorized any equity appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the membership units.

Section 3.05         No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller or any Target Party; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or any Target Party; (c) except as set forth in Schedule 3.05 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or a Target Party is a party or by which Seller or a Target Party is bound or to which any of their respective properties and assets are subject (including any Material Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted O&G Encumbrances on any properties or assets of a Target Party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or a Target Party in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 3.06         Financial Statements. Complete copies of the Company’s unaudited consolidated financial statements consisting of the balance sheet of the Target Parties as of June 30, 2011 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the fiscal year then ended (the “Financial Statements”), and unaudited consolidated financial statements consisting of the balance sheet of the Company as of March 31, 2012 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the nine-month period then ended (the “Interim Financial Statements” and together with the Financial Statements, the “Full Financial Statements”) are included in Schedule 3.06 of the Disclosure Schedules. The Full Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Financial Statements). The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Target Parties as of the respective dates they were prepared and the results of the operations of the Target Parties for the periods indicated. The consolidated balance sheet of the Target Parties as of June 30, 2011 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Target Parties as of March 31, 2012 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Except as set forth in Financial Statements, the Target Parties have no Liabilities required by GAAP to be set forth in a financial statement or in the notes thereto except Liabilities incurred after March 31, 2012 in the ordinary course of business and consistent with past practices. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.07         Undisclosed Liabilities. Except as otherwise disclosed in Schedule 3.07 of the Disclosure Schedules, the Target Parties do not have any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08         Absence of Certain Changes, Events and Conditions. Since March 31, 2012, and other than in the ordinary course of business consistent with past practice and/or except as disclosed in Schedule 3.08 of the Disclosure Schedules, there has not been, with respect to a Target Party, any:

(a)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)          amendment of the charter, by-laws or other organizational documents of the Company;

(c)          split, combination or reclassification of any shares of Company capital stock;

(d)          issuance, sale or other disposition of any of a Target Party’s capital stock or other equity interest, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Target Party’s capital stock or other equity interests;

(e)          declaration or payment of any dividends or distributions on or in respect of any Target Party’s capital stock or redemption, purchase or acquisition of any Target Party’s capital stock or other equity interests;

(f)          material change in any method of accounting or accounting practice of any Target Party, except as required by GAAP or as disclosed in the notes to the Financial Statements;

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(g)          material change in a Target Party’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)          entry into any Contract that would constitute a Material Contract;

(i)           incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice;

(j)           transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k)          material damage, destruction or loss (whether or not covered by insurance) to its property;

(l)           any capital investment in, or any loan to, any other Person;

(m)          acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which any Target Party is a party or by which it is bound;

(n)          any material capital expenditures;

(o)           imposition of any Encumbrance upon any Target Party’s properties, capital stock or assets, tangible or intangible;

(p)          grant of any bonuses, whether monetary or otherwise, or any general wage, salary or compensation increases in respect of its Employees, officers or directors, other than as provided for in any written agreements entered into prior to June 1, 2012, or change in the terms of employment for any Employee;

(q)          entry into or termination of any employment agreement or collective bargaining agreement, written or oral, or modification of the terms of any such existing agreement;

(r)          any loan to, or entry into any other transaction with, any of its directors, officers and Employees;

(s)          entry into a new line of business or abandonment or discontinuance of existing lines of business;

(t)          adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(u)          purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of One Hundred Thousand Dollars ($100,000), individually (in the case of a lease, per annum) or One Million Dollars ($1,000,000) in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

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(v)          acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(w)          adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, retention, change in control or other plan, Contract or commitment for the benefit of any of its directors, officers and Employees (or any such action taken with respect to any other Benefit Plan);

(x)          action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax Liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period;

(y)          reduction or write-down by a Target Party in the reserve estimated for the Leases; or

(z)          any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09         Material Contracts.

(a)          Schedule 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Target Parties (such Contracts, together with all Contracts concerning the occupancy, management or operation of any real property (including without limitation, brokerage Contracts) listed or otherwise disclosed in Schedules 3.20(b) and 3.20(b)(1) of the Disclosure Schedules, being “Material Contracts”):

(i)          each Contract of a Target Party involving aggregate consideration in excess of $50,000 and which, in each case, cannot be cancelled by the Target Party without penalty or without more than 60 days’ notice;

(ii)         all Contracts that require a Target Party to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)        all Contracts that provide for the indemnification by a Target Party of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv)        all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)         all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which a Target Party is a party;

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(vi)        all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without penalty or without more than thirty (30) days’ notice;

(vii)       except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of a Target Party;

(viii)      all Contracts with any Governmental Authority to which a Target Party is a party;

(ix)         all Contracts that limit or purport to limit the ability of a Target Party to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x)          any Contracts to which a Target Party is a party that provide for any joint venture, partnership or similar arrangement by a Target Party;

(xi)         all Contracts between or among a Target Party on the one hand and Seller or any Affiliate of Seller (other than a Target Party) on the other hand;

(xii)        all joint operating agreements, unit operating agreements, unit agreements or other similar agreements;

(xiii)       all Contracts granting preferential rights to purchase any Lease;

(xiv)      Contracts for the sale, purchase, exchange or other disposition of Hydrocarbons;

(xv)       Contracts to sell, lease, farmout, exchange or otherwise dispose of all or any part of the Wells, Units or Leases;

(xvi)      Contracts for the gathering, treatment, processing, storage or transportation of Hydrocarbons; and

(xvii)     any other Contract that is material to a Target Party and not previously disclosed pursuant to this Section 3.09.

(b)          Each Material Contract is valid and binding on the applicable Target Party and, to the Seller’s Knowledge, the other party thereto, in accordance with its terms and is in full force and effect. None of the Target Parties or, to Seller’s Knowledge, any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

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Section 3.10         Title to Assets; Real Property.

(a)          Schedule 3.10 of the Disclosure Schedules is a list of all items of real or tangible personal property owned or held by a Target Party with a value of Twenty-Five Thousand Dollars ($25,000) or more or that are otherwise material to the operations of a Target Party, other than the Oil and Gas Properties.

(b)          Other than the Oil and Gas Properties, all leases and other agreements pursuant to which any of the Target Parties lease or otherwise acquire or obtain operating rights affecting any real or personal property are in good standing, valid and effective, and all rentals and other payments due by a Target Party to any lessor under any such leases or other agreements have been timely paid by a Target Party.

(c)          All material operating equipment of a Target Party is in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and suitable for the purposes for which such equipment was constructed, obtained or currently being used.

Section 3.11         Condition and Sufficiency of Facilities. Except as set forth in Schedule 3.11 of the Disclosure Schedules, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of a Target Party, including the Facilities, are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property, including Facilities, is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property, including Facilities, currently owned or leased by a Target Party, together with all other properties and assets of the Target Parties, are sufficient for the continued conduct of the Target Parties’ business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Target Parties as currently conducted.

Section 3.12         Legal Proceedings; Governmental Orders.

(a)          Except as set forth in Schedule 3.12 of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened (a) against or by any Target Party affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to a Target Party); (b) against or by a Target Party, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; or (c) against any current or former director or Employee of a Target Party that could reasonably likely to result in an indemnification obligation of the Target Party. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)          There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting a Target Party or any of its properties or assets.

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Section 3.13         Compliance With Laws; Permits. Each Target Party has complied, and is now complying, with all Laws applicable to the business, properties or assets of such Target Party. No Target Party has received notice of any actual, alleged or potential violation of any applicable Law that has not otherwise been cured to the satisfaction of the Governmental Authority issuing such notice. The Target Parties hold and have in full force and effect all material Permits and, with respect to any of the Ownership Interests that are not operated by the Target Parties, to the Seller’s Knowledge, the operator of such Ownership Interests holds, to the extent legally required, all required Permits (the “Operator Permits”). The Target Parties are, and their businesses and operations have been conducted, in compliance in all material respects with the terms of the Permits, and, to the Seller’s Knowledge, there has not occurred any default under any of the Operator Permits. To the Seller’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to constitute or result in the revocation, withdrawal, suspension, cancellation, modification or termination of any Permit or Operator Permit or to result in any fine or other enforcement Action. All applications required to have been filed for the renewal of any Permit that expires on or prior to the Closing Date have been timely filed with the appropriate Governmental Authorities. Schedule 3.13 of the Disclosure Schedules lists each Permit that terminates or expires within one hundred twenty (120) days of the date of this Agreement based on notices of termination or renewal received by any Target Party.

Section 3.14         Environmental Matters. Except as set forth in Schedule 3.14 of the Disclosure Schedules: (a) each of the Target Parties is currently and has been in compliance with all Environmental Laws, and has obtained, and maintained compliance with all Environmental Permits necessary for the conduct of its business; (b) there are no Actions under Environmental Laws pending, or to Seller’s Knowledge, threatened against any of the Target Parties, no Target Party knows of any basis for any Liability under any Environmental Law, and no Target Party has received from any Person any: (i) Environmental Notice or Environmental Claim, or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date; and (c) with respect to any Oil and Gas Property, (i) there has been no Release of Hazardous Materials at, from, or to any Oil and Gas Property, including to the soils, surface waters, or ground waters thereof, and there are no conditions at any Oil and Gas Property which, with the passage of time, or giving of notice, or both, would be reasonably likely to result in a Liability under any Environmental Law, (ii) none of the Oil and Gas Properties has been listed, or to Seller’s Knowledge, proposed for listing, on National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar state or regional list of contaminated sites where remediation is required, and none of the Target Parties has disposed of any materials at any Oil and Gas Property so listed.

Section 3.15         Employee Benefit Matters. Schedule 3.15 of the Disclosure Schedules list each “employee benefit plan”, as such term is defined in Section 3(3) of ERISA, and each other benefit, retirement, employment, compensation (including deferred compensation), bonus, incentive, equity, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or other arrangement, that is sponsored, maintained or contributed to by any Target Party, whether or not reduced to writing, in effect and covering one or more current Employees, former employees and the beneficiaries and dependents of any such Employee or former employee of any Target Party, or with respect to which any Target Party has any liability (contingent or otherwise) (collectively, the “Benefit Plans”).

(a)          A true and correct copy or description of each of the Benefit Plans has been made available to Buyer. To the extent applicable, a true and correct copy of (i) the current trust agreement or other funding instrument, (ii) the most recent favorable determination, opinion or advisory letter from the Internal Revenue Service, (iii) the most recent summary plan description and (iv) the most recent Form 5500 and attached schedules for each Benefit Plan has been made available to Buyer.

(b)          As to all Benefit Plans that are intended to be qualified under Section 401(a) of the Code, each such Benefit Plan is the subject of a current favorable determination, opinion or advisory letter, covering all plan amendments and provisions, from the Internal Revenue Service or a request for a favorable determination letter, covering all plan amendments and provisions, has been timely filed with the Internal Revenue Service. To the Seller’s Knowledge, no event has occurred which will or could give rise to disqualification of any such Benefit Plan.

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(c)          Each Benefit Plan complies in form and in operation in all material respects with the requirements of applicable Law, including the Code and ERISA, and each Benefit Plan has been administered in form and operation in all material respects in accordance with applicable Law and its terms.

(d)          To the Seller’s Knowledge, no event has occurred and no condition exists that could reasonably be expected to subject any Target Party to any material Tax, fine, lien, penalty or other liability imposed by ERISA or the Code. No non-exempt “prohibited transaction” (as that term is defined under Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Benefit Plan.

(e)          With respect to any Benefit Plan (or the assets thereof), (i) no Actions (other than routine claims for benefits) are pending or threatened in writing, and no facts or circumstances exist that could reasonably be expected to give rise to any such Actions (other than routine claims for benefits), (ii) none of the assets of any Benefit Plan are invested in employer securities or employer real property and (iii) none of the Target Parties has received notice that any governmental investigation is threatened or pending.

(f)          None of the Benefit Plans is subject to Title IV of ERISA nor provides for medical or life insurance benefits to retired or former employees of any Target Party (other than as required under Code Section 4980B or similar state Law). None of the Target Parties is a participating or contributing employer in, or has any liability, contingent or otherwise, with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(g)          Except as set forth in Schedule 3.15(g) of the Disclosure Schedules, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee or other service provider of any Target Party to any severance or other payment (including golden parachute) under any Benefit Plan or (ii) cause any amounts payable under any Benefit Plan to fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

(h)          There have been no acts or omissions by any Target Party under Section 409A or Section 457A of the Code for which any Target Party may be liable with respect to a nonqualified deferred compensation plan (within the meaning of Section 409A or Section 457A of the Code).

Section 3.16         Employment Matters. Schedule 3.16 of the Disclosure Schedules contains a list of all Persons who are Employees, consultants, or contractors of a Target Party as of the date hereof, and sets forth for each such individual, the following information: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) annual base compensation rate; (v) commission, bonus or other incentive-based compensation; (vi) a description of the fringe benefits provided to each such individual as of the date hereof; (vii) work location; (viii) whether absent from active employment or service, and if so, the date the absence commenced, the reason for such absence and the anticipated date of return to active employment or service; and (ix) accrued unused vacation, sick days and other paid days off. Except as set forth in Schedule 3.16 of the Disclosure Schedules, as of the date hereof, all wages, compensation, commissions, bonuses, reimbursements, severance payments and other amounts due and payable to Employees, consultants, or contractors of a Target Party for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of any Target Party with respect to such payments.

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(a)          No Target Party is a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and there are no labor organizations representing, purporting to represent or attempting to represent (including through organizational efforts, demand for recognition or petition for recognition) any Employee of a Target Party. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting a Target Party or any of its Employees.

(b)          Each of the Target Parties is and has been in compliance in all material respects with (i) all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations and collective bargaining, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, health and safety, workers’ compensation, leaves of absence, unemployment insurance and the payment of withholding or payroll taxes and (ii) all obligations under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding. All individuals characterized and treated by a Target Party as consultants or contractors are properly treated as independent contractors under all applicable Laws and all Employees of the Target Party have been properly classified under the Fair Labor Standards Act. There are no Actions against any Target Party pending or which have been resolved within the past three (3) years, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former Employee, consultant or independent contractor of a Target Party, including, without limitation, any claim relating to the issues set forth in (i) and (ii) above or any other employment related matter arising under applicable Laws.

(c)          No executive officer or other key employee of a Target Party is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of a Target Party and, to Seller’s Knowledge, no executive officer or other key employee of a Target Party has taken steps or is otherwise planning to terminate his or her employment with the Target Party for any reason (or no reason), including the consummation of the transactions contemplated by this Agreement.

(d)          During the preceding three years, no Target Party has effectuated a “plant closing” or “mass layoff” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility. No employee of any Target Party has experienced an “employment loss” as defined by the WARN Act or any similar applicable Law, requiring notice to Employees in the event of a closing or layoff, within the past ninety (90) days.

Section 3.17         Taxes.

(a)          As of the date of this Agreement, all of the Target Parties have filed all required Tax Returns, and will file all required Tax Returns that are due on or before the Closing Date, provided however, that the Target Parties shall not file any Tax Return on or before the Closing Date without first permitting the Buyer to review any such Tax Return.

(b)          The Target Parties have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)          No claim has been made by any taxing authority in any jurisdiction where a Target Party does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

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(d)           No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Target Party.

(e)          There have been no deficiencies asserted, or assessments made, against a Target Party as a result of any examinations by any taxing authority.

(f)           No Target Party is a party to any Action by any taxing authority. To the Seller’s Knowledge there are no pending or threatened Actions by any taxing authority.

(g)          There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Target Party.

(h)          No Target Party is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement.

(i)           No Target Party is a party to, or bound by, any closing agreement or offer in compromise with any taxing authority.

(j)           No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to any Target Party.

(k)          No Target Party has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. No Target Party has Liability for Taxes of any Person (other than the Target Party) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise.

(l)           No Target Party has agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. No Target Party has taken any action that could defer a Liability for Taxes of the Target Party from any Pre-Closing Tax Period to any Post-Closing Tax Period.

(m)         No Target Party has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(n)          No Target Party is, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

Section 3.18         Books and Records. The minute books and stock record books of each Target Party, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of each Target Party contain accurate and complete records of all meetings and actions taken by written consent of, the shareholders, members, the board of directors or managers and any committees thereof of the Target Party, and no meeting, or action taken by written consent, of any such shareholders, members, board of directors, managers or committee thereof has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

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Section 3.19         Brokers. Except as set forth in Schedule 3.19 of the Disclosure Schedules, no broker, finder, investment banker or any other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company.

Section 3.20         Oil and Gas Leases and Interests.

(a)          Except as a result of any judgment and/or order that may be issued against the Company in the future pursuant to the Company’s legal proceedings as described in Schedule 3.12 of the Disclosure Schedules, all Leases and other agreements pursuant to which any of the Target Parties lease or otherwise acquire or obtain operating or other rights affecting any Oil and Gas Property are in good standing, valid and effective, and there is not, under any such Lease or agreement, any existing event of default or, to the Seller’s Knowledge, event which with notice or lapse of time, or both, would constitute a default by a Target Party that could reasonably be expected to materially adversely affect the ownership, exploration, development, operation or value of an Oil and Gas Property.

(b)          Schedule 3.20(b) of the Disclosure Schedules lists (i) all Wells owned by a Target Party, (ii) all Working Interests, all Net Revenue Interests and mineral interests related thereto, and (iii) the depth of each Well. Schedule 3.20(b)(1) of the Disclosure Schedules lists all Undeveloped Acreage and Leases owned by a Target Party, all gross surface acreage thereof, and all net acreage thereof. Each of the Target Parties, as applicable, has Good and Defensible Title to the Wells and the Undeveloped Acreage and to the mineral interests set forth on Schedules 3.20(b) and 3.20(b)(1) of the Disclosure Schedules. Except as set forth in Schedule 3.12 of the Disclosure Schedules, there are no Actions pending or, to Seller's Knowledge, threatened that, if determined adversely to any Target Party, would result in a discrepancy between (A) the net mineral or net leasehold acres, as applicable, for any Undeveloped Acreage and (B) the net mineral or net leasehold acres, as applicable, stated in Schedule 3.20(b)(1) of the Disclosure Schedules for such Undeveloped Acreage.

(c)          Except as set forth on Schedule 3.20(c) of the Disclosure Schedules, there are no obligations of a Target Party (other than implied obligations under Leases concerning protection from drainage and further development that are customary in the oil and gas industry) that require the drilling of additional wells or other material development operations in order to earn or to continue to hold all or any portion of the Ownership Interests, and no Target Party has been advised in writing by a lessor of any requirements or demands to drill additional wells on any of the real property relating to the Ownership Interests, which requirements or demands have not been resolved.

Section 3.21         Oil and Gas Operations.

(a)          Schedule 3.21 of the Disclosure Schedules sets forth all preferential rights to purchase the Ownership Interests, any preferential rights to purchase production from any such Ownership Interests and any similar rights that would become operative as a result of the transactions contemplated by this Agreement. Except as otherwise set forth on Schedule 3.21 of the Disclosure Schedules, all Wells that are Operated Properties, and all other Wells included in the Ownership Interests, have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable Leases, pooling and unit agreements, and applicable Laws, except for Wells that are shut in or temporarily inactive in material compliance with all applicable Laws and for which a Target Party plans, in good faith, to use in the future. No Well is subject to penalties on allowables after the date hereof because of any overproduction or any other violation of applicable Law. Except as otherwise set forth on Schedule 3.21 of the Disclosure Schedules, to the Seller’s Knowledge in respect of the Ownership Interests:

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(i)          there are no Wells that any of the Target Parties is currently obligated by applicable Law or contract to plug and abandon and, to the Seller’s Knowledge, there are no Wells that a Target Party would be obligated by applicable Law or contract to plug or abandon with the lapse of time or upon notice or both because such Wells are not currently capable of producing Hydrocarbons in the commercial quantities;

(ii)         there are no Wells that are subject to exceptions to a requirement to plug and abandon issued by a Governmental Authority having jurisdiction over the applicable Lease, and there are no Wells that have been abandoned but have not been plugged in accordance with all applicable requirements of each Governmental Authority having jurisdiction over the assets; and

(iii)        except as set forth on Schedule 3.21 of the Disclosure Schedules, proceeds from the sale of Hydrocarbons attributable to the Ownership Interests are being received by the Target Parties in a timely manner and are not being held in suspense for any reason (except for amounts held in suspense in the ordinary course of business).

(b)          The Company has not elected not to participate in any operation or activity proposed with respect to the Ownership Interests which could result in any of a Target Party’s interest in any Ownership Interest becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

Section 3.22         Payments for Production; Imbalances. Except as set forth on Schedule 3.22 of the Disclosure Schedules:

(a)          none of the Target Parties is obligated by virtue of a take-or-pay payment, advance payment, or other similar payment (other than royalties, overriding royalties, similar arrangements established by the terms of the Leases), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Target Party’s interest in the Leases at some future time without receiving payment therefor at or after the time of delivery;

(b)          all rentals, royalties, overriding royalties, and other payments due under or with respect to the Leases have been timely paid in accordance with the terms of the Leases, any surface agreements, and other applicable instruments and applicable Law without suspension or indemnity, other than standard division order indemnities;

(c)          there are no production, gathering, transportation, plant, processing or other imbalances with respect to production of Hydrocarbons attributable to the Leases, or which would otherwise be binding on the Target Parties (or Buyer) or the ownership or operation of the business; and

(d)          no imbalance constitutes all of a Target Party’s share of ultimately recoverable Hydrocarbon reserves in any balancing area pursuant to any gas balancing agreement or other agreement.

Section 3.23         Wells and Equipment.

(a)          All Wells have been drilled and completed (or, with respect to non-producing or undrilled formations and locations, are contemplated to be drilled and completed) at legal locations and within the limits permitted by all applicable Leases, Contracts, and Units or declarations, and are otherwise in compliance with applicable Law and agreement.

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(b)          No Well is subject to penalties on allowables on or after the Closing Date because of any overproduction or any other violation of Laws; and there are no Wells, or other equipment located on the Oil and Gas Properties that (i) the Target Parties are currently obligated by applicable Law or agreement to plug and abandon, abandon, decommission, remove, or otherwise dispose of, or (ii) the Target Parties will be obligated to plug and abandon, abandon, decommission, remove, or otherwise dispose of with the lapse of time or notice or both because such Well or piece of equipment is not currently capable of producing or transporting Hydrocarbons in sufficient quantities or otherwise being used in connection with the ownership or operation of each of the Target Party’s business in the ordinary course of business and consistent with past practice, or (iii) have been plugged, dismantled, or abandoned in a manner that does not comply in all material respects with Laws.

(c)          (i) All currently producing Wells and equipment are in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted, and (ii) the Target Parties (or the applicable operator with respect to Leases not currently operated by the Target Parties) have all easements, rights of way, licenses, and authorizations from Governmental Authorities necessary to access, construct, operate, maintain, and repair the equipment in the ordinary course of business as currently conducted and in compliance with all applicable Laws.

(d)          To the Seller’s Knowledge, each Well that has been plugged and abandoned during the period of time of the Target Parties’ ownership of the Oil and Gas Properties has been plugged and abandoned in a manner that complies with all applicable Laws.

(e)          Each Target Party (or the applicable operator with respect to the Oil and Gas Properties not currently operated by the Target Party) has operated its business in the ordinary course of business and as a reasonable and prudent operator.

Section 3.24         Non-Consent Operations. Except as set forth on Schedule 3.24 of the Disclosure Schedules, each Target Party has not elected not to participate in any operation or activity proposed with respect to the Leases which could result in any of the Target Party’s interest in such Leases becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

Section 3.25         Payments and Proceeds.

(a)          The Target Parties are currently receiving from all purchasers of production from all Ownership Interests revenues not less than the Net Revenue Interest described in Schedule 3.20(b) of the Disclosure Schedules with respect thereto.

(b)          Except as set forth on Schedule 3.25(b) of the Disclosure Schedules, all royalties, overriding royalties, compensatory royalties and other payments due and payable from or in respect of production of Hydrocarbons from the Ownership Interests have been and will be, prior to the Closing, properly and correctly paid or provided for in all material respects.

(c)          All shut-in payments required to be paid in connection with the Ownership Interests during the calendar year 2012 as of the date of this Agreement are set forth in Schedule 3.25(c) of the Disclosure Schedules.

(d)          Accurate and timely payment of delay rentals have been made to maintain in force and effect all Leases within the primary term on which drilling operations were not timely commenced. All other Leases are validly preserved beyond the primary term by production in paying quantities or the accurate and timely payment of shut-in royalty payments or otherwise. The representations set forth herein shall not be deemed to limit or qualify in any way the representation set forth in Section 3.20.

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Section 3.26         Outstanding Capital Commitments. Except as set forth on Schedule 3.26 of the Disclosure Schedules, as of the date of this Agreement, there are no currently outstanding and effective authorizations for expenditures with respect to the Ownership Interests that would require a Target Party to make or incur capital expenditures.

Section 3.27         Financial and Product Hedging Contracts. None of the Target Parties have any outstanding hedging positions (including fixed price controls, collars, swaps, caps, hedges and puts).

Section 3.28         Prepayments. No prepayment for Hydrocarbon sales has been received by a Target Party for Hydrocarbons that have not been delivered.

Section 3.29         Payout Balances. Schedule 3.29 of the Disclosure Schedules contains a complete and accurate list of the status of any Payout Balances for each Lease which is subject to a reversion or other adjustment at any level of cost recovery or hydrocarbon production from or attributable to such Lease, as of the dates shown on such schedule with respect to each Lease.

Section 3.30         Insurance. Schedule 3.30 of the Disclosure Schedules lists and briefly describes each insurance policy maintained by each of the Target Parties (the “Insurance Policies”) and sets forth the date of expiration of each such Insurance Policy. Each Target Party has made available to Buyer complete and correct copies of the Insurance Policies listed on Schedule 3.30 of the Disclosure Schedules. Neither the Target Party nor the Seller has received or has notice of pending or threatened termination or substantial premium increases with respect to any Insurance Policy, and the Target Party is in compliance in all material respects with all terms and conditions contained therein. Except as set forth on Schedule 3.30 of the Disclosure Schedules, all Insurance Policies will be in full force and effect immediately after the Closing.

Section 3.31         Proprietary Rights. The Target Parties have ownership of, or sufficient rights to use, all trademarks, copyrights, patents and other intellectual property necessary in their respective business. To the Seller’s Knowledge, the operation of the respective business of the Target Parties does not infringe any patent, copyright, trademark or other intellectual property rights of others, and, no Target Party has received any notice from any third party of any such alleged infringement by any of the Target Parties. No Target Party owns issued patents, pending patent applications, registered copyrights, registered trademarks or other formal intellectual property rights other than such common law trademark rights that the Target Party may have with respect to its name. To the Seller’s Knowledge no other Person is infringing upon or misappropriating any intellectual property of the Target Parties.

Section 3.32         Powers of Attorney, Authorized Signatories, Registered Agents. Schedule 3.32 of the Disclosure Schedules lists (i) the names and addresses of all Persons holding powers of attorney on behalf of the Target Parties, (ii) the names of all banks and other financial institutions in which the Target Parties currently has one or more bank accounts or safe deposit boxes, along with the account numbers and the names of all Persons authorized to draw on such accounts or to have access to such safe deposit boxes, and (iii) all registered agents of the Target Parties by jurisdiction.

Section 3.33         Related Party Transactions. No officer, manager or director of any of the Target Parties owns or holds, directly or indirectly, any controlling interest in, or is an officer, director, manager, employee or consultant of any Person that is a competitor (other than portfolio companies), lessor, lessee, customer or supplier of the Target Parties. No stockholder, officer, member, manager or director of a Target Party (i) has any claim, charge, Action or cause of action against the Target Parties, (ii) has made, on behalf of the Target Parties, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any stockholder or member owning more than three percent (3%) of the outstanding equity of a Target Party or any officer, manager or director of a Target Party is a partner, member or stockholder, (iii) has an outstanding loan or other indebtedness to a Target Party, and (iv) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Target Parties.

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Section 3.34         No Public Sale or Distribution. Seller (i) is acquiring Buyer Common Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, Seller does not agree, or make any representation or warranty, to hold the Buyer Common Stock for any minimum or other specific term and reserves the right to dispose of the Buyer Common Stock at any time in accordance with or pursuant to an exemption under the Securities Act. Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Buyer Common Stock in violation of applicable securities laws.

Section 3.35         Accredited Investor Status. Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.36         Reliance on Exemptions. Seller understands that the Buyer Common Stock is being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Buyer Common Stock.

Section 3.37         Information. Seller and its advisors have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the issuance of the Buyer Common Stock, which have been requested by Seller. Seller and its advisors have been afforded the opportunity to ask questions of the Buyer. Seller understands that its investment in the Buyer Common Stock involves a high degree of risk. Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Buyer Common Stock.

Section 3.38         No Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Buyer Common Stock or the fairness or suitability of the investment in the Buyer Common Stock nor have such authorities passed upon or endorsed the merits of the issuance of the Buyer Common Stock.

Section 3.39         Transfer or Resale. Seller understands that (i) the Buyer Common Stock has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) Seller shall have delivered to the Buyer (if requested by the Buyer) an opinion of counsel to Seller, in a form reasonably acceptable to the Buyer, to the effect that Buyer Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from registration, or (B) Seller provides the Buyer with reasonable assurance that Buyer Common Stock can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Buyer Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Buyer Common Stock under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act; and (iii) neither the Buyer nor any other Person is under any obligation to register the Buyer Common Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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Section 3.40         Full Disclosure. No representation or warranty by Seller or the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

Representations and warranties of buyer

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Seller that:

Section 4.01         Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Montana. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 4.02         Capital Structure. The authorized capital stock of Buyer consists of (x) Two Hundred Million (200,000,000) shares of common stock, $.001 par value per share (the “Buyer Common Stock”); and Twenty Million (20,000,000) shares of preferred stock, $.001 par value per share (the “Buyer Preferred Stock”). As of the close of business on July 9, 2012, there were outstanding (a) 58,468,428 shares of Buyer Common Stock (of which an aggregate of 470,003 shares are restricted shares of Buyer Common Stock subject to vesting requirements), (b) no shares of Buyer Preferred Stock, (c) options to purchase an aggregate of 1,804,000 shares of Buyer Common Stock (of which options to purchase an aggregate of 779,000 shares of Buyer Common Stock were exercisable), and (d) warrants to purchase an aggregate 7,813,051 shares of Buyer Common Stock. Additionally, as of July 9, 2012, there were no shares of Buyer Common Stock held by Buyer as treasury stock. All outstanding shares of capital stock or other equity interest of Buyer have been, and all shares of capital stock of Buyer that may be issued pursuant to the options set forth in this Section 4.02 will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be, when issued in accordance with the terms, fully paid and non-assessable. No shares of capital stock or other equity interests of Buyer are entitled to or have been issued in violation of any preemptive rights.

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Section 4.03         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Schedule 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under applicable Securities and Exchange Commission and NYSE Amex regulations.

Section 4.04         Investment Purpose. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable.

Section 4.05         Brokers. Except as set forth in Schedule 4.05 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.06         Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to consummate the transactions contemplated by this Agreement.

Section 4.07         Legal Proceedings. Except as set forth in Schedule 4.07 of the Disclosure Schedules, there are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.08         S-3 Eligibility and Financial Statements.

(a)          As of May 31, 2012, Buyer meets the applicable eligibility requirements in order to utilize a registration statement on Form S-3.

(b)          The audited consolidated financial statements and unaudited consolidated interim financial statements (including, in each case, any notes thereto) of Buyer fairly present (and in the case of such consolidated financial statements included or incorporated by reference in filings made after the date hereof, will fairly present), in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements) and complied or, in the case of consolidated financial statements included or incorporated by reference in filings made after the date hereof, will comply, in all material respects with applicable accounting requirements of the SEC.

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Section 4.09         Absence of Certain Changes or Events. Since May 31, 2011, there has not been any event, circumstance, development, state of facts, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

Section 4.10         Tax Matters. Buyer is, and on the Closing Date will be, a U.S. real property holding corporation within meaning of Code Section 897(c)(2). Buyer has no actual knowledge of any circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE V

Covenants

Section 5.01         Conduct of Business Prior to the Closing.

(a)           From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller and the Company shall, and shall cause the Subsidiaries to (x) conduct the business of the Target Parties in the ordinary course of business consistent with past practice; and (y) use their reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Target Parties and to preserve the rights, franchises, goodwill and relationships of its Employees, customers, lenders, suppliers, regulators and others having business relationships with the Target Parties. Without limiting the foregoing, from the date hereof until the Closing Date, Seller and Company shall:

(i)          pay, and cause the Subsidiaries to pay, their debts, Taxes and other obligations when due, provided however, that no Target Party shall file any Tax Return on or before the Closing Date without first permitting the Buyer to review any such Tax Return;

(ii)         maintain, and cause the Subsidiaries to maintain, the properties and assets owned, operated or used by a Target Party, including the Oil and Gas Properties, in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(iii)        defend and protect, and cause the Subsidiaries to defend and protect, their properties and assets from infringement or usurpation;

(iv)        perform, and cause the Subsidiaries to perform, all of their obligations under all Contracts relating to or affecting its properties, assets or business;

(v)         maintain, and cause the Subsidiaries to maintain, their books and records in accordance with past practice;

(vi)        comply, and cause the Subsidiaries to comply, in all material respects with all applicable Laws;

(vii)       not (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock or other equity interests (other than dividends or distributions by a Subsidiary solely to the Company), (B) effect any reorganization or recapitalization or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) directly or indirectly offer to or purchase, redeem, retire or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

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(viii)      not offer, issue, deliver, sell, grant, pledge, transfer or otherwise encumber or dispose of or subject to any Encumbrance or limitation on voting rights (A) any shares of the Company’s or any of its Subsidiaries’ capital stock, (B) any securities convertible into or exchangeable for, or any options, warrants, commitments or rights of any kind to acquire, any such shares, voting securities or convertible or exchangeable securities or (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(ix)         not take or permit, and cause the Subsidiaries not to take or permit, any action that would cause any of the changes, events or conditions described in Section 3.08 to occur, including incurring, assuming or guaranteeing any indebtedness for borrowed money (except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice);

(x)          use commercially reasonable efforts, and cause the Subsidiaries to, operate in all material respects in the ordinary course of business and in material compliance with all applicable Laws, maintain insurance as now in force with respect to the Oil and Gas Properties (unless simultaneously with the cancellation or lapse of any such insurance obtain replacement policies providing equal or greater coverage under the terminated or lapsed policies for substantially similar premiums and on substantially similar terms and conditions) and pay or cause to be paid all costs and expenses incurred in connection therewith promptly when due;

(xi)         not, and cause the Subsidiaries not to, (A) grant to any employee, officer or director of any Target Party any increase in compensation or pay any employee, officer or director of the Target Party any bonus or other benefit, (B) establish, adopt, enter into, amend or terminate (1) any bonus, severance, retention, profit sharing or other benefit or welfare plan, (2) any employment, change in control, retention or similar agreement or (3) any collective bargaining agreement, or other labor union agreement or (C) amend any Benefit Plan, collective bargaining agreement or other labor union agreement or (D) grant any severance or termination pay;

(xii)        not commit, and cause the Subsidiaries not to commit, to participate in the drilling of any new well without advance written consent of Buyer;

(xiii)       not make or commit, and cause the Subsidiaries not to make or commit, to other new (i.e., operations not existing as of the date hereof) operations on their respective Oil and Gas Properties the cost of which is in excess of Fifty Thousand Dollars ($50,000) (other than in case of emergency or as may otherwise be required to prevent injury or damage to Persons, property or the environment or to comply with applicable Law or any Material Contract), net to such Target Party’s interests, in any single instance, without the advance written consent of Buyer, which consent or non consent must be given by Buyer within the lesser of (x) ten (10) days of Buyer’s receipt of the notice from the Company or (y) three-fourths (3/4) of the applicable notice period within which the Company or its Subsidiaries is contractually obligated to respond to third parties to avoid a deemed election by such Target Party regarding such operation, as specified in the Company’s notice to Buyer requesting such consent, and any failure by Buyer to consent or non consent within such specified period shall be deemed to be a consent by Buyer;

(xiv)      use commercially reasonable efforts to maintain and keep, and cause the Subsidiaries to use commercially reasonable efforts to maintain and keep, their Oil and Gas Properties and any Permits related to the Oil and Gas Properties in full force and effect, except where such failure is due to the failure to participate in an operation that Buyer does not timely approve;

(xv)       not increase, and cause the Subsidiaries not to increase, the rate of production with respect to any Well except increases in the ordinary course of business;

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(xvi)      not grant or create, and cause the Subsidiaries not to grant or create, any preferential right or consent with respect to their Oil and Gas Properties or enter into or extend or expand any area of mutual interest agreement or similar agreement that would be binding on any Target Party or Buyer after Closing;

(xvii)     not, and cause the Subsidiaries not to, enter into any Hydrocarbon sales, supply, exchange, processing or transportation Contract with respect to any applicable Oil and Gas Property that is not terminable without penalty or detriment on notice of sixty (60) days or less;

(xviii)    not, and cause the Subsidiaries not to, voluntarily relinquish their respective position as an operator with respect to any applicable Oil and Gas Property;

(xix)       not, and cause the Subsidiaries not to, enter into any renewal of, modification to or amendment to, or terminate any Material Contract, or waive, delay the exercise of, assign or release any material rights or claims thereunder, except as otherwise permitted above in this Section 5.01, or enter into or amend in any material manner any agreement or commitment with any former or present director, officer, employee or co-employee of the Target Parties, or with any Affiliate of any of the foregoing Persons, except as otherwise contemplated in this Agreement;

(xx)        not make or commit to make, and cause the Subsidiaries not to make or commit to make, any capital expenditures or issue any new “authorization for expenditure,” in either case in excess of Fifty Thousand Dollars ($50,000) or make or commit to make any individual operating expenditure in excess of Fifty Thousand Dollars ($50,000) without advance written consent of Buyer; or

(xxi)       not commit, and cause the Subsidiaries not to commit, to do any of the foregoing.

Notwithstanding the foregoing, Buyer’s consent shall not be required for actions that the Company reasonably believes to be necessary or advisable to avert or reduce imminent danger to the life or health of any Person or Persons, to prevent or mitigate any imminent material violation of Environmental Laws, including any Release or threatened Release of Materials of Environmental Concern, or to prevent or mitigate any imminent loss of or damage to any material Facilities or other property of any Target Party and for which action or actions, time is of the essence. The Company shall notify Buyer promptly after taking any such action.

(b)          The Target Parties shall report periodically to Buyer regarding the status of their business, operations and financial condition, such reporting to include any changes in production, transportation or processing imbalances with respect to the Ownership Interests.

Section 5.02         No Solicitation of Other Bids.

(a)          Each of Buyer, Seller and Company shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Each of Buyer, Seller and Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction; (ii) the issuance or acquisition of shares of capital stock or other equity interest; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Party’s properties or assets.

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(b)          In addition to the other obligations under this Section 5.02, each of Buyer, the Company and Seller shall promptly (and in any event within three Business Days after receipt thereof) advise the other Party orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)          Each of Buyer, the Company and Seller agree that the rights and remedies for non-compliance with this Section 5.02 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the non-breaching Party and that money damages would not provide an adequate remedy to such Party.

Section 5.03         Notice of Certain Events.

(a)          From the date hereof until the Closing, each of Buyer, the Company and Seller shall promptly notify the other in writing of:

(i)          any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by either Party hereunder not being true and correct, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article VII to be satisfied;

(ii)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)        any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)        any Actions commenced or, to a Party’s knowledge, threatened against, relating to or involving or otherwise affecting the Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relates to the consummation of the transactions contemplated by this Agreement.

(b)          In the event that a Party delivers notice to another Party of an event that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such event shall not constitute a Material Adverse Effect provided that it is cured by the notifying Party no later than thirty (30) days after notice of such event is provided to the other Party.

(c)          A Party’s receipt of information pursuant to this Section 5.03 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by a Party in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.

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Section 5.04         Access to Assets, Personnel and Information. From the date hereof until the Closing, the Target Parties shall afford to Buyer and its Representatives full and complete access, to the extent permitted by applicable privacy Laws, including during extended business hours but in such manner as will not materially interfere with the conduct of business of the Target Parties (except as contemplated by this Agreement), to all of the assets, properties, books and records (including, for the avoidance of doubt, the board, manager, member and stockholder minutes from and after January 1, 2010), Contracts, Facilities, audit and Tax work papers, information systems and computer networks, and payroll records of the Target Parties (including access to the Oil and Gas Properties to conduct an Environmental and Regulatory Assessment, if requested by Buyer, pursuant to Section 5.05 below), to any of the directors, officers, personnel and professional advisors (including the Company’s independent public accountants) of the Target Parties and to any of the material suppliers, operators, partners and customers of the Target Parties and shall, upon reasonable request, furnish promptly to Buyer a copy of any file, book, record, Contract, Permit, correspondence, or other written information, document or data concerning the Target Parties (or any of their respective assets) that is within the possession of the Target Parties. The Target Parties shall use its reasonable best efforts to cause BDO LLP, the Company’s independent accountants, to cooperate with Buyer in connection with Buyer’s evaluation of the business, operations and financial condition of the Target Parties. In that connection, the Target Parties shall promptly provide to BDO LLP such waivers, releases or other documentation as may be reasonably necessary to effectuate the purposes and intents of the preceding sentence.

Section 5.05         Environmental Studies. The Seller and the Company hereby acknowledge Buyer’s right to conduct a reasonable Environmental and Regulatory Assessment of the Oil and Gas Properties, (a) which assessment, for the avoidance of doubt, shall be subject to the Confidentiality Agreement pursuant to which Buyer and its Representatives would be prohibited from disclosing any violations of applicable Environmental Law or any other findings to anyone unless required by Environmental Law, including any Governmental Authority with applicable jurisdiction unless the Closing occurs and until after the Closing occurs and (b) provided that Buyer provides to the Company (i) five (5) Business Days advance written notice of its intent to conduct the Environmental and Regulatory Assessment that includes a list of the Oil and Gas Properties that will be assessed and a copy of the scope of such assessment, (ii) the opportunity for an in-house Representative or third party Representative (such as an environmental consultant) of the Company or its Subsidiaries to observe the Environmental and Regulatory Assessment and to split any soil, groundwater or other media samples collected by Buyer’s Representative, and (iii) proof that Buyer or Buyer’s Representative who is performing the Environmental and Regulatory Assessment for Buyer has adequate insurance to cover any potential damages or other liabilities to the subject property or any Person, and on which the Company and its Subsidiaries are named as additional insureds. Upon the request of the Company or its Subsidiaries, Buyer will promptly provide a copy of the results of such assessment and any and all reports that document the assessment.

Section 5.06         Confidentiality. From and after the Closing, each Party hereto shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Target Parties, except to the extent that a Party can show that such information (a) is generally available to and known by the public through no fault of a Party, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by a Party, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Party or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, then such Party shall promptly notify the other Party in writing and shall disclose only that portion of such information which the Party is advised by its counsel in writing is legally required to be disclosed, provided that a Party shall use its reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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Section 5.07        Governmental Approvals and Consents.

(a)          Each Party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (ii) use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties hereto shall not wilfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)          Seller and Buyer shall use their reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Schedules 3.05 and 4.03 of the Disclosure Schedules.

(c)          Without limiting the generality of the Parties’ undertakings pursuant to subsections (a) and (b) above, each of the Parties hereto shall use all reasonable best efforts to:

(i)          respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any agreement or document contemplated hereby any Transaction Document;

(ii)         avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any agreement or document contemplated hereby; and

(iii)        in the event any Governmental Order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement or any agreement or document contemplated hereby has been issued, to have such Governmental Order vacated or lifted.

(d)          If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which a Target Party is a party is not obtained prior to the Closing and Buyer waives such necessary consent, approval or authorization, Seller shall, subsequent to the Closing, cooperate with Buyer and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Seller shall use its reasonable best efforts to provide the Company with the rights and benefits of the affected Contract for the term thereof, and, if Seller provides such rights and benefits, the Company shall assume all obligations and burdens thereunder.

Section 5.08         Closing Conditions. From the date hereof until the Closing, each Party hereto shall use its reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 5.09         Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

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Section 5.10         Resignation and Appointment of Directors; Chairman. Effective upon the Closing, Joseph Lahti, Myrna McLeroy, Loren J. O’Toole II, Josh Sherman and Mitchell R. Thompson shall resign as directors of the Buyer. Duke Ligon, Seth Setrakian, Dan Spears, Mike Krzus, J.R. Reger, McAndrew Rudisill, Darrl Smette and Lyle Berman will be appointed by the remaining directors of the Buyer to fill the vacancies created by such resignations to serve for the remainder of the term of the directors whose term they are filling and until their successors are duly elected or qualified. The Parties shall agree to use their reasonable best efforts to appoint J.R. Reger as chairman of the board for the remainder of the term and to serve as chairman of the board until the annual meeting of the Buyer’s shareholders held after December 31, 2014.

Section 5.11         Restrictions on Transfers.

(a)          Seller understands that the Buyer Common Stock has been issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Buyer Common Stock shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(b)          Certificates evidencing Buyer Common Stock shall not be required to contain the legend set forth in Section 5.11(a) or any other legend (i) while a registration statement covering the resale of such Buyer Common Stock is effective under the Securities Act, (ii) following any sale of such Buyer Common Stock pursuant to Rule 144 (assuming the transferor is not an affiliate of the Buyer), (iii) if such Buyer Common Stock is eligible to be sold, assigned or transferred under Rule 144 (provided that Seller provides the Buyer with reasonable assurances that such Buyer Common Stock is eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Seller provides the Buyer with an opinion of counsel to Seller, in a form reasonably acceptable to the Buyer, to the effect that such sale, assignment or transfer of the Buyer Common Stock may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Securities Exchange Commission). If a legend is not required pursuant to the foregoing, the Buyer shall no later than three (3) Business Days following the delivery by Seller to the Buyer or the transfer agent (with notice to the Buyer) of a legended certificate representing such Buyer Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Seller as may be required above in this Section 5.11(b), as directed by Seller, either: (A) provided that the Buyer’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Buyer Common Stock to which Seller shall be entitled to Seller’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Buyer’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Seller, a certificate representing such Buyer Common Stock that is free from all restrictive and other legends, registered in the name of Seller or its designee.

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Section 5.12         Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VI
Tax matters

Section 6.01         Tax Covenants.

(a)          Without the prior written consent of Buyer, Seller (and, prior to the Closing, the Target Parties and their respective Representatives) shall not, to the extent it may affect, or relate to, a Target Party, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax Liability or reducing any Tax asset of Buyer or a Target Party in respect of any Post-Closing Tax Period. Seller agrees that Buyer is to have no Liability for any Tax resulting from any action of Seller, the Target Parties or any of their respective Representatives, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Target Parties) against any such Tax or reduction of any Tax asset.

(b)          All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)          Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Target Parties after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within ten (10) days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by a nationally recognized accounting firm selected by Buyer and reasonably acceptable to Seller (the “Accounting Referee”) and any determination by the Accounting Referee shall be final. The Accounting Referee shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Referee is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Accounting Referee’s resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Target Parties that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

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Section 6.02         Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon any Target Party shall be terminated as of the Closing Date. After such date neither any Target Party, Seller nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or Liabilities thereunder.

Section 6.03         Tax Indemnification. Except to the extent treated as a Liability on Schedule 3.07 of the Disclosure Schedules, Seller shall indemnify the Target Parties, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.17; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (c) all Taxes of any Target Party or relating to the business of any Target Party for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Target Party (or any predecessor of any Target Party) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any Person imposed on any Target Party arising under the principles of transferee or successor liability or by Contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Seller shall reimburse Buyer for any Taxes of any Target Party that are the responsibility of Seller pursuant to this Section 6.03 within ten (10) Business Days after payment of such Taxes by Buyer or such Target Party.

Section 6.04         Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)          in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)          in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.05        Contests. Buyer agrees to give written notice to Seller of the receipt of any written notice by a Target Party, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Seller shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller.

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Section 6.06         Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of the Target Parties. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Parties for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other Party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Parties for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other Party with reasonable written notice and offer the other Party the opportunity to take custody of such materials.

Section 6.07         Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VI shall be treated as an adjustment to the Purchase Consideration by the Parties for Tax purposes, unless otherwise required by Law.

Section 6.08         Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.17 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.

Section 6.09         Overlap. To the extent that any obligation or responsibility pursuant to Article VII may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

Section 6.10        Reorganization. Prior to the Closing Date, each of Seller and the Buyer shall use its commercially reasonable efforts to cause the transactions contemplated hereby to qualify as a reorganization within the meaning of Section 368(a) of the Code, and shall use its commercially reasonable efforts not to take any action reasonably likely to cause the transaction not so to qualify. After Closing, each of Buyer and Seller and the Company shall report, to the extent a report is required by a Party, the transactions contemplated hereby for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE VII
Conditions to closing

Section 7.01        Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing, of each of the following conditions:

(a)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)          Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.05, and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.03, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

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Section 7.02         Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The representations and warranties of Seller and the Company contained in this Agreement, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)          Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)          No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)          All approvals, consents and waivers that are listed on Schedule 3.05 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(e)          From the date of this Agreement, there shall not have occurred any Material Adverse Effect on a Target Party, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect on a Target Party.

(f)          The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer.

(g)          Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller and a duly authorized officer of the Company, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

(h)          Buyer shall have received a certificate of the Secretary (or equivalent officer) of Seller and a certificate of the Secretary (or equivalent officer) of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(i)          Buyer shall have received a certificate of the Secretary (or equivalent officer) of Seller and a certificate of the Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of Seller and the Company, respectively, authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

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(j)          Seller shall have delivered to Buyer a good standing certificate (or its equivalent) for each Target Party from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which each Target Party is organized.

(k)         Seller shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.

(l)          Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)        The combined aggregate Title Defect Amount and the Environmental Defect Amount shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

(n)         Buyer shall have received the consent of Macquarie Bank Limited to consummate the transactions contemplated by this Agreement.

(o)         Seller shall have delivered to Buyer documentation executed by the Company and each Employee identified in Schedule 3.16 of the Disclosure Schedules terminating such Employee’s employment agreement and/or consulting agreement with the Company together with a waiver and release executed by each Employee in form and substance reasonably satisfactory to Buyer as well as a waiver and release executed by each director of the Company in form and substance reasonably satisfactory to Buyer.

(p)          Buyer shall have received from Seller an executed nonrecognition notice in substantially the form attached as Exhibit A.

(q)         Each of Messrs. J.R. Reger, McAndrew Rudisill, Mike Krzus, Mitch Thompson, Paul Wiesner and Karl Osterbuhr shall have executed and delivered employment agreements, substantially in the form attached as Exhibit B, with such specific information as set forth in the Compensation Schedule set forth as Exhibit C, which shall be effective upon Closing.

(r)         Buyer shall have received a copy of an amendment to the Inter Company Loan Agreement between the Company and Seller, substantially in the form attached as Exhibit D, which shall be effective upon Closing.

(s)         Buyer shall have received a letter from Hartz Energy Capital, LLC setting forth the amount of indebtedness outstanding under the Credit Agreement as of the close of business on the day immediately preceding the Closing Date.

(t)          Buyer shall have received a copy of the Intercreditor Agreement Loan by and between Hartz Energy Capital, LLC and Macquarie Bank Limited between, substantially in the form attached as Exhibit E, which shall be effective upon Closing

(u)         Buyer shall have completed its title examinations and investigations diligence review pursuant to the provisions of Section 2.05 herein (the “Title Diligence Review”), provided however that Buyer shall complete its Title Diligence Review no later than July 20, 2012, and in the event that Buyer does not complete its Title Diligence Review by July 20, 2012, then this condition shall be considered to be waived in its entirety by Buyer.

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(v)          Buyer shall have completed its Environmental and Regulatory Assessment diligence review pursuant to the provisions of Section 2.08 herein (the “Environmental Diligence Review”), provided however that Buyer shall complete its Environmental Diligence Review no later than July 20, 2012, and in the event that Buyer does not complete its Environmental Diligence Review by July 20, 2012, then this condition shall be considered to be waived in its entirety by Buyer.

Section 7.03        Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)          Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)          No Action shall have been commenced against Buyer, Seller or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)         All approvals, consents and waivers that are listed on Schedule 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing.

(e)          From the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Buyer, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect on the Buyer.

(f)          The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Seller.

(g)          Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

(h)          Seller shall have received a certificate of the Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

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(i)          Seller shall have received a certificate of the Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(j)          Buyer shall have delivered to Seller a good standing certificate (or its equivalent) for the Buyer from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Buyer is organized.

(k)        Buyer shall have delivered to Seller the Purchase Consideration, consisting of 19.9% of the amount of total shares of Buyer Common Stock outstanding evidenced by stock certificates that are free and clear of Encumbrances, registered in the name of Seller, subject to adjustment pursuant to Article II.

(l)         Buyer shall have executed and delivered employment agreements with each of Messrs. J.R. Reger, McAndrew Rudisill, Mike Krzus, Mitch Thompson, Paul Wiesner and Karl Osterbuhr, substantially in the form attached as Exhibit B, which shall be effective upon Closing.

(m)       Buyer shall have delivered to Seller executed resignations of the directors of the Buyer pursuant to Section 5.10.

(n)        Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
Indemnification

Section 8.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.17 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the date that is three years from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.14, Section 3.19, Section 4.01 and Section 4.05 shall survive indefinitely, and the representations and warranties in Section 3.15 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the Parties contained herein (other than any covenants or agreements contained in Article V which are subject to Article V) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02         Indemnification By Seller.

(a)          Subject to the other terms and conditions of this Article VIII, Seller shall indemnify and defend each of Buyer and its Affiliates, including the Target Parties, and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

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(i)          any inaccuracy in or breach of any of the representations or warranties of Seller or the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller or the Company pursuant to this Agreement (other than in respect of Section 3.17, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(ii)         any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or the Company pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI); or

(iii)        any amounts owed by the Seller or the Company to any broker, finder, investment banker or any other Person set forth in Schedule 3.19 of the Disclosure Schedules.

(b)          for purposes of this Article VIII, any breach or inaccuracy of the Company’s or the Seller’s representations and warranties shall be determined without giving effect to any qualification as to materiality (including the words “material” or “Material Adverse Effect”) or knowledge (including the phrase “Seller’s Knowledge”).

(c)          Seller shall have no obligation to indemnify and defend Buyer Indemnities for any Title Defect that is discovered by Buyer after Closing.

(d)          Notwithstanding any other provision of this Article VIII, Seller and the Target Parties shall not have any obligation to Buyer and its Affiliates pursuant to the provisions of this Section 8.02 based on any alleged Title Defect that is discovered by Buyer after Closing, nor for any notice related to any Title Defect that is delivered to Seller after the Closing.

Section 8.03         Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than Article VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VI); or

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(c)          any amounts owed by the Seller or the Company to any broker, finder, investment banker or any other Person set forth in Schedule 4.05 of the Disclosure Schedules.

Section 8.04         Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)          Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 9.02(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.14 and Section 3.19 (the “Buyer Basket Exclusions”)), until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) (other than those based upon, arising out of, with respect to or by reason of the Buyer Basket Exclusions) exceeds three percent (3%) of the Purchase Consideration, in which event Seller shall be required to pay or be liable for all such Losses from the first dollar.

(b)          Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 4.01 and Section 4.05 (the “Seller Basket Exclusions”)) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) (other than those based upon, arising out of, with respect to or by reason of the Seller Basket Exclusions) exceeds three percent (3%) of the Purchase Consideration, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar.

(c)          For purposes of this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 8.05         Indemnification Procedures. The Party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)          Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b)          Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)          Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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(d)          Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

(e)          Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of a Target Party (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.17 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof.

Section 8.06         Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to the U.S. federal prime rate plus two percent (2.0%). Such interest shall be calculated daily on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed, without compounding.

Section 8.07        Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to Purchase Consideration for Tax purposes, unless otherwise required by Law.

Section 8.08         Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

Section 8.09         Exclusive Remedies. Subject to Section 10.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or intentional or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VI and this Article VIII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VI and this Article VIII. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Person’s fraudulent, criminal or intentional or willful misconduct.

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ARTICLE IX
Termination

Section 9.01         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by the mutual written consent of Seller and Buyer;

(b)          by Buyer by written notice to Seller if:

(i)          Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller or the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Seller or the Company within ten (10) days of Seller’s receipt of written notice of such breach from Buyer; or

(ii)         any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by August 31, 2012, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)          by Seller by written notice to Buyer if:

(i)          Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from Seller; or

(ii)         any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by August 31, 2012, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)          by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02         Effect of Termination. In the event of termination of this Agreement in accordance with this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a)          as set forth in this Article IX and Section 5.06 and Article X hereof; and

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(b)          that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof.

ARTICLE X
Miscellaneous

Section 10.01         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the eighth (8) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	Emerald Oil & Gas NL
12 Parliament Place, Suite 2
West Perth, Western Australia 6005
Phone: 61-8-9482-0510
Attention: Michael Krzus

with a copy to:	Messner & Reeves, LLC
1430 Wynkoop Street, Suite 300
Denver, CO 80202
Phone: (303) 605-1576
Attention: James J. Muchmore

Emerald Oil, Inc.
1600 Broadway, Ste. 1040
Denver, CO 80202
Phone: (303) 323-0008
Attention: Paul Wiesner

If to Buyer:	Voyager Oil & Gas, Inc.
2718 Montana Ave, Suite 220
Billings, MT 59101
Phone: (406) 245-4901
Attention: J.R. Reger

with a copy to:	Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002-2703
Phone: (713) 238-2500
Attention: Kirk Tucker

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Section 10.03         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06         Entire Agreement. This Agreement and the other Transaction Documents constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed).

Section 10.08         No Third-Party Beneficiaries. Except as provided in Section 6.03 and Article VIII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 10.10       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF COLORADO IN EACH CASE LOCATED IN THE CITY OF DENVER AND COUNTY OF DENVER, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(c).

Section 10.11         Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

EMERALD OIL & GAS NL

By

Name:	Mike Krzus
Title:	Chief Executive Officer

COMPANY:

EMERALD OIL, INC.

By

Name:	McAndrew Rudisill
Title:	President

BUYER:

VOYAGER OIL & GAS, INC.

By

Name:	J.R. Reger
Title:	Chief Executive Officer

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EXHIBIT A:

NONRECOGNITION NOTICE

NOTICE OF NONRECOGNITION TRANSFER

1. This document constitutes a Notice of Nonrecognition Transfer pursuant to the requirements of Treasury Regulations § 1.1445-5(b)(2)(iii).

2. The following information concerns the entity submitting this notice:

Name:

Address:

Taxpayer identification number:

3. The following information concerns the foreign person with respect to which withholding would otherwise be required:

Name:

Address:

Taxpayer identification number:

4. The following is a brief description of the transfer:

[Description of Transaction]

5. No gain is recognized in the transfer. The following is a brief statement of the law and facts supporting the claim that recognition of gain or loss is not required with respect to the transfer:

[Statement of Law]

6. Under penalties of perjury, I certify to the best of my knowledge and belief that this notice is true, correct and complete.

By:

Title:

Date:

EXHIBIT B:

FORM OF EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This AGREEMENT (this “Agreement”) is made and entered into as of this ___________ ___, 2012, by and between Voyager Oil & Gas, Inc., a Montana corporation (the “Company”), and _______________ (“Employee”).

WITNESSETH:

WHEREAS, the Company has entered into a Securities Purchase Agreement dated July 9, 2012 (the “Securities Purchase Agreement”), pursuant to which the Company is purchasing all of the outstanding shares of Emerald Oil, Inc. (“Emerald”); and

WHEREAS, Employee is the ______________ of [Emerald/Company]; and

WHEREAS, the employment of Employee by [Emerald/Company] is currently subject to an employment agreement dated ____________; and

WHEREAS, the Company desires to employ Employee after the consummation of the transaction (the “Transaction”) contemplated by the Securities Purchase Agreement (the “Closing”) and Employee desires to be employed by the Company after the Closing, in accordance with the terms and conditions set forth herein; and

WHEREAS, the right and obligations of the Company and Employee set forth in this Agreement are effective as of and conditioned upon the Closing; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

Section 1. Definitions.

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Employee’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 below, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) reasonable relocation costs, to the extent unpaid or unreimbursed, payable to Employee by the Company, in accordance with written Company policy.

(b) “Affiliate” shall mean any person controlling, controlled by, or under common control with, another Person.

(c) “Agreement” shall have the meaning set forth in the preamble hereto.

(d) “Base Salary” shall mean the salary provided for in Section 4(a) below or any increased salary granted to Employee pursuant to Section 4(a).

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(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean (i) a material breach of the terms and conditions of Employee’s employment agreement with the Company, (ii) Employee’s act(s) of gross negligence or willful misconduct in the course of Employee’s employment hereunder that is injurious to the Company or any other member of the Company Group, (iii) willful failure or refusal by Employee to perform in any material respect Employee’s duties or responsibilities, (iv) misappropriation by Employee of any assets of the Company or any other member of the Company Group, (v) embezzlement or fraud committed by Employee, or at Employee’s direction, (vi) Employee’s conviction of, or pleading “guilty” or “no contest” to a felony under United States state or federal law.

(g) “Change of Control” shall mean the first to occur of any of the following:

(i) “change of control event” with respect to the Company, within the meaning of Treas. Reg. 1.409A-3(i)(5); or

(ii) During any period of two years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(iii) A merger, consolidation, or reorganization of the Company with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(h) “Closing” shall have the meaning set forth in the preamble hereto.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Company” shall have the meaning set forth in the preamble hereto, and shall include any of its successors or assigns.

(k) “Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company or any of its affiliates.

(l) “Compensation Committee” shall mean the Board or the committee of the Board designated to make compensation decisions relating to senior executive officers of the Company Group.

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(m) “Disability” shall mean any physical or mental disability or infirmity of the Employee that has prevented the performance of Employee’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred and twenty (120) non-consecutive days during any six (6) month period. Any question as to the existence, extent, or potentiality of Employee’s Disability upon which Employee and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Employee (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

(n) “Dispute” shall have the meaning set forth in Section 19 below.

(o) “Effective Date” shall mean the date on which Closing occurs.

(p) “Employee” shall have the meaning set forth in the preamble hereto.

(q) “Good Reason” shall mean, without Employee’s consent, (i) a material diminution in Employee’s title, duties, or responsibilities, (ii) the failure of the Company to pay any compensation hereunder when due or to perform any other obligation of the company under this Agreement, or (iii) the relocation of Employee’s Principal Place of Employment by more than fifty (50) miles.

(r) “Initial Stock Award” shall have the meaning set forth in Section 4(b)(i) below.

(s) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(t) “Principal Place of Employment” shall mean [Denver, Colorado/Billings, Montana], or any future geographic location which is mutually agreed upon by the Company and Employee.

(u) “Securities Purchase Agreement” shall have the meaning set forth in the Preamble.

(v) “STI Award” shall have the meaning set forth in Section 4(c) below.

(w) “Taxable Cost” shall have the meaning set forth in Section 8(d)(vi) below.

(x) “Term of Employment” shall mean the period specified in Section 2 below.

(y) “Transaction” shall have the meaning set forth in the Preamble.

Section 2. Acceptance and Term of Employment. The Company agrees to employ Employee, and Employee agrees to serve the Company, on the terms and conditions set forth herein. The “Term of Employment” shall mean the period commencing on the Effective Date and, unless terminated sooner as provided in Section 8 hereof, continuing until December 31, 2014; provided, however, that the Term of Employment shall be extended automatically following December 31, 2014 for a one (1) year term and thereafter for successive one (1) year terms on the first anniversary of the then current term if neither the Company nor Employee has advised the other in writing in accordance with Section 19 at least sixty (60) days prior to the end of the then current term that such term will not be extended for an additional one (1) year term, subject to the provisions in Section 8 hereof.

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Section 3. Position, Duties, and Responsibilities; Place of Performance.

(a) During the Term of Employment, Employee shall be employed and serve as ____________ of the Company and shall have such duties and responsibilities as are commensurate with such title. The Employee shall report to the [Chief Executive Officer of the Company/Board] and shall carry out and perform all orders, directions and policies given to Employee by the [Chief Executive Officer of the Company/Board] consistent with his position and title.

(b) Employee shall devote his best efforts to the performance of his duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment that interferes with Employee’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Employee from (i) serving as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Employee so as not to materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.

Section 4. Compensation. During the Term of Employment, Employee shall be entitled to the following compensation:

(a) Base Salary. Employee shall be paid an annualized Base Salary, payable in United States dollars and less applicable taxes and deductions and in accordance with the regular payroll practices of the Company, of _____________ ($______) with increases, if any, as may be approved in writing by the Compensation Committee.

(b)     (i)     Initial Stock Award. As of the Closing, Employee shall be granted an initial aggregate stock award of _________ number of shares of the Company’s common stock pursuant to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), 25% (__________) of which shall be granted in the form of restricted stock units and 75% (__________) of which shall be granted in the form of stock options (collectively, the “Initial Stock Award”). The Initial Stock Award shall vest as follows: (1) 25% of such award shall vest immediately at Closing; (2) 75% of such award shall vest in equal one-third increments on each of the first three anniversaries of the Closing (25% per year).

(ii)      Initial Grants Under Stock Plan. Option and restricted stock grants shall be made under the 2011 Plan and, to the extent not inconsistent with the terms set forth herein, will be subject to the terms of the 2011 Plan.

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(c) Subsequent Equity Awards. Subsequent to the Initial Stock Award, no additional equity or equity-related grants shall be granted by the Company until 12 months from the date of Closing.

(d) Short-Term Incentive Awards. In his capacity as ___________ of the Company, Employee shall be eligible for an annual short-term incentive award determined by the Compensation Committee in respect of each fiscal year (or partial fiscal year) during the Term of Employment (the “STI Award”) in accordance with this Section 4(d). The intended target “STI Award” shall be up to _____% of Base Salary, and shall be tied directly to performance, based on criteria to be determined by the Compensation Committee at the date hereof (for the initial grant) and during the first fiscal quarter of each fiscal year, for all subsequent grants. The criteria applicable to the initial STI Award, and the form and timing of payment of the STI Award, are set forth on Exhibit A hereto, and the criteria applicable to subsequent STI Awards, and the form and timing of payment of subsequent STI Awards, will be set forth in awards adopted by the Compensation Committee during the first fiscal quarter of each fiscal year. All such awards shall be paid less applicable withholdings and deductions.

Section 5. Employee Benefits.

(a) General. During the Term of Employment, Employee shall be entitled to participate in health insurance, retirement plans, directors’ and officers’ insurance coverage and other benefits provided to other senior executives of the Company, as in effect from time to time.

(b) Vacation and Time Off. During each calendar year of the Term of Employment, Employee shall be eligible for twenty (20) days paid vacation, as well as sick pay and other paid and unpaid time off in accordance with the policies and practices of the Company, as in effect from time to time.

(c) Relocation Expenses. If the Company requires Employee to relocate to accommodate business needs, the Company shall pay reasonable expenses of relocation, subject to documentation in accordance with written Company policy, as in effect from time to time. This relocation expense will include a housing allowance of $7,500 per month for the first nine months post relocation.

(d) Vehicle Allowance. The Company will pay to Employee a vehicle allowance not to exceed $1,000.00 per month, in United States dollars, which amount shall be grossed up to cover any regular income taxes required to be paid on such amount by Employee. For the avoidance of doubt, in no event shall the Company be obligated to gross up the Employee for any taxes that may be imposed upon the Employee under Section 409A of the Code.

Section 6. Key-Man Insurance. At any time during the Term of Employment, the Company shall have the right to insure the life of Employee for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Employee shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Employee by any such documents. Upon the termination of his employment for any reason, Company will allow Employee to convert the insurance policy to a permanent personal life insurance policy.

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Section 7. Reimbursement of Business Expenses. Employee is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse Employee for all such reasonable business expenses, subject to documentation in accordance with written Company policy, as in effect from time to time.

Section 8. Termination of Employment.

(a) General. The Term of Employment shall terminate earlier than as provided in Section 2 hereof upon the earliest to occur of (i) Employee’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by Employee with or without Good Reason.

(b) Termination Due to Death or Disability. Employee’s employment shall terminate automatically upon his death. The Company may terminate Employee’s employment immediately upon the occurrence of a Disability. In the event Employee’s employment is terminated due to his death or Disability, Employee or his estate or his beneficiaries, as the case may be, shall be entitled to:

(i) The Accrued Obligations, which amount shall be paid within thirty (30) days from the date of such termination; and

(ii) Any unpaid STI Award in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid on the sixtieth (60th) day following the date of such termination, subject to Section 8(i) of this Agreement; and

(iii) Any STI Award that would have been payable based on actual performance with respect to the year of termination in the absence of the Employee’s death or Disability, pro-rated for the period the Employee worked prior to his death or Disability, and payable at the same time as the STI Award would have been paid in the absence of the Employee’s death or Disability; and

(iv) Immediate vesting of any and all equity or equity-related awards previously awarded to the Employee, irrespective of type of award.

Following such termination of Employee’s employment by reason of death or Disability, except as set forth in this Section 8, Employee shall have no further rights to any compensation or any other benefits under this Agreement.

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(c) Termination by the Company for Cause.

(i) The Company may terminate Employee’s employment at any time for Cause; provided, however, that with respect to any Cause of termination relying on clause (i) or (ii) of the definition of Cause set forth in Section 1(f) hereof, to the extent such act or acts are curable, Employee shall be given not less than sixty (60) days’ written notice by the Board of the Company’s intention to terminate Employee’s employment for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based, and such termination shall be effective at the expiration of such sixty (60) day notice period, unless Employee has substantially cured, to the Company’s satisfaction, such act or acts or failure or failures to act that give rise to Cause during such period.

(ii) In the event the Company terminates Employee’s employment for Cause, Employee shall be entitled only to the Accrued Obligations, which amount shall be paid within thirty (30) days from the date of such termination, and any equity awards or equity-related awards which are not vested as of the date of termination shall be cancelled. Following such termination of Employee’s employment for Cause, except as set forth in this Section 8(c)(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement (including, but not limited to, any payment of any STI Award that has not been paid as of the date of Employee’s termination of employment).

(d) Termination by the Company without Cause. The Company may terminate Employee’s employment at any time without Cause. In the event Employee’s employment is terminated by the Company without Cause (other than due to death or Disability), Employee shall be entitled to:

(i) The Accrued Obligations; and

(ii) Any unpaid STI Award in respect of any completed fiscal year that has ended prior to the date of such termination; and

(iii) A lump-sum cash payment equal to two (2) times the target STI Award for the fiscal year in which termination occurs, and

(iv) A lump-sum payment equal to two (2) years of Employee’s Base Salary; and

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(v) If Executive elects to continue participation in any group medical, dental, vision and/or prescription drug plan benefits to which Executive and/or Executive’s eligible dependents would be entitled under Section 4980B of the Code (COBRA), then during the period that Executive is entitled to such coverage under COBRA (the “Welfare Benefits Continuation Period”), the Company shall pay the excess of (i) the COBRA cost of such coverage over (ii) the amount that Executive would have had to pay for such coverage if he had remained employed during the Welfare Benefits Continuation Period and paid the active employee rate for such coverage, provided, however, that (A) that if Executive becomes eligible to receive group health benefits under a program of a subsequent employer or otherwise (including coverage available to Executive’s spouse), the Company’s obligation to pay any portion of the cost of health coverage as described herein shall cease, except as otherwise provided by law; (B) the Welfare Benefits Continuation Period shall run concurrently with any period for which Executive is eligible to elect health coverage under COBRA. Notwithstanding the forgoing, if Employee qualifies as a “highly compensated individual” (within the meaning of Section 105(h) of the Code), (i) such continuation of benefits shall be provided on a fully taxable basis, based on 100% of the monthly premium cost of participation in the plan less any portion required to be paid by Employee (the “Taxable Cost”), and, as such, Employee’s W-2 shall include the after-tax value of the Taxable Cost for each month during the applicable benefit continuation period, and (ii) on the last payroll date of each calendar month during which any health benefits are provided pursuant to this Section 8(d)(vi), Employee shall receive an additional payment, such that, after payment by the Employee of all federal, state, local and employment taxes imposed on Employee as a result of the inclusion of the portion of the Taxable Cost in income during such calendar month, Employee retains (or has had paid to the Internal Revenue Service on Employee’s behalf) an amount equal to such taxes as Employee is required to pay as a result of the inclusion of the Taxable Cost in income during such calendar month; and

(vi) Immediate vesting of any and all equity or equity-related awards previously awarded to the Employee, irrespective of type of award.

Any amounts payable to Employee under clause (i), (ii), (iii) or (iv) of this Section 8(d) shall be paid in lump sum on the sixtieth (60th) day following the date of Employee’s termination of employment, subject to Section 8(i) of this Agreement. Following such termination of Employee’s employment by the Company without Cause, except as set forth in this Section 8(d), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(e) Termination by Employee with Good Reason. Employee may terminate Employee’s employment with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason (which notice must be given no later than 90 days after the initial occurrence of such event). During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Employee’s termination will be effective upon the expiration of such cure period, and Employee shall be entitled to the same payments and benefits as provided in Section 8(d) above for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) above. Following such termination of Employee’s employment by Employee with Good Reason, except as set forth in this Section 8(e), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(f) Termination by Employee without Good Reason. Employee may terminate Employee’s employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by Employee under this Section 8(f), Employee shall be entitled only to the Accrued Obligations, and any equity awards or equity-related awards that are not vested as of the date of termination shall be cancelled. In the event of termination of Employee’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Employee without Good Reason. Following such termination of Employee’s employment by Employee without Good Reason, except as set forth in this Section 8(f), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

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(g) Non-Extension of the Term of Employment. Employee’s employment hereunder shall terminate upon the close of business of the last day of the then current term if either the Company or Employee gives timely notice of its or his intention not to extend the then current term of employment, as provided in Section 2. If the Company’s decision not to extend is without Cause, or if Employee’s decision not to extend is with Good Reason, then Employee shall be entitled to the same payments and benefits as provided in Sections 8(d) and 8(e) above for a termination by the Company without Cause or a termination by Employee with Good Reason, subject to the same conditions on payment and benefits as described therein. Otherwise, upon the termination of the Term of Employment by reason of the parties’ non-extension, Employee shall be entitled to the Accrued Obligations, which amount shall be paid within thirty (30) days of such date of termination. Following such termination of Employee’s employment pursuant to Section 2, except as set forth in this Section 8(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement and any equity or equity-related awards that are not vested as of the date of termination shall be cancelled.

(h) Termination Following Change of Control. If, upon a Change of Control of the Company or during the twelve (12) month period following such Change of Control, Employee is terminated by the Company without Cause or Employee terminates Employee’s employment with Good Reason, in lieu of the benefits payable pursuant to Sections 8(d) or 8(e) hereof, as applicable, Employee shall be entitled to:

(i) The Accrued Obligations; and

(ii) Any unpaid STI Award in respect of any completed fiscal year that has ended prior to the date of such termination; and

(iii) A lump-sum cash payment equal to two (2) times the target STI Award for the year in which termination occurs; and

(iv) A lump-sum cash payment equal to two (2) times Base Salary; and

(v) Continuation of the health benefits provided to Employee and Employee’s covered dependents under the Company’s health plans, subject to the terms and conditions set forth in Section 8(d)(v) above; and

(vi) Immediate vesting of any and all equity or equity-related awards previously awarded to the Employee, irrespective of type of award.

Any amounts payable to Employee under clause (i), (ii), (iii) or (iv) of this Section 8(h) shall be paid in lump sum on the sixtieth (60th) day following the date of Employee’s termination of employment, subject to Section 8(i) and Section 9 of this Agreement. Following such termination of Employee’s employment following a Change of Control, except as set forth in this Section 8(h), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

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(i) Release. Notwithstanding any provision herein to the contrary, and as a condition precedent to payment of any amount or provision of any benefit pursuant to subsection 8(b), (d), (e) or (g) (other than payment of any Accrued Obligations), Employee or Employee’s estate, as applicable, shall execute and shall not rescind, a release in favor of the Company Group and all related companies, individuals, and entities in a form satisfactory to the Company, and any revocation period applicable to such release must have expired as of the sixtieth (60th) day following Employee’s termination of employment.

Section 9. Parachute Payments. If any payment or benefit to which Employee may be entitled in connection with a change in control (the “Payments”, which shall include, without limitation, the vesting of an option or other non-cash benefit or property) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and the rules and regulations thereunder and, (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payments shall be equal to the largest portion of the Payments that would result in no portion of the Payments being subject to the Excise Tax (the “Reduced Amount”). If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payments equal the Reduced Amount, reduction shall occur in the manner as determined by the Company in its sole discretion. Determination of whether Payments would result in the application of the Excise Tax, and the amount of any reduction that is necessary so that the Payments equal the Reduced Amount shall be made, at the Company’s expense, by the independent accounting firm employed by the Company prior to the date on which Employee’s right to any Payments are triggered (if requested at that time by Employee or the Company) or such other time as reasonably requested by Employee or the Company.

Section 10. Representations and Warranties of Employee. Employee represents and warrants to the Company that:

(a) Employee is entering into this Agreement voluntarily and that Employee’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Employee of any agreement to which Employee is a party or by which Employee may be bound;

(b) Employee has not violated, and in connection with Employee’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Employee is or may be bound; and

(c) in connection with Employee’s employment with the Company, Employee will not use any confidential or proprietary information Employee may have obtained in connection with employment with any prior employer.

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Section 11. Nondisclosure and Nonuse of Confidential Information.

(a) Employee will not disclose or use at any time, either during the Term of Employment or thereafter, any Confidential Information (as defined below) of which Employee is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Employee’s performance in good faith of duties assigned to Employee by the Company. Employee will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Employee shall deliver to the Company at the termination of the Term of Employment, or at any time the Company may request, all memoranda, notes, plans, records, reports, disks, computer tapes and software and other documents and data (and copies thereof, regardless of the form thereof, including electronic copies) relating to the Confidential Information or the Work Product (as defined below) of the business of the Company or any of the Company’s Affiliates, which Employee may then possess or have under his control.

(b) As used in this Agreement, the term “Confidential Information” means confidential, proprietary, trade secret, proprietary, scientific, technical, business or financial information that is not generally known to the public and that is used, developed or obtained by the Company or any Affiliate, in connection with their respective businesses, including, but not limited to, information, observations and data obtained or learned by Employee while employed by the Company or any of its Affiliates (including those obtained or learned prior to the date of this Agreement) concerning (i) the business or affairs of the Company or any Affiliate, (ii) products or services, (iii) geologic data, (iv) seismic data, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers, clients, suppliers and subcontractors and customer, client, supplier and subcontractor lists, (xiii) other copyrightable works, (xiv) all drilling methods, processes, technology and trade secrets, (xv) business strategies, acquisition plans and target properties, financial or other performance data and personnel lists and data, and (xvi) all similar and related information in whatever form. All such Confidential Information is extremely valuable and is intended to be kept secret to the Company and its clients and customers, is the sole and exclusive property of the Company or its clients and customers, and is subject to the restrictive covenants set forth herein.

Notwithstanding anything to the contrary contained herein, Employee shall not be required to maintain as confidential any information or material which:

(i) is now, or hereafter becomes, through no act or failure to act on the part of Employee which would constitute a breach of this Section 11, generally known or available to the public;

(ii) is furnished to Employee by a third party who, to the knowledge of Employee, is not under obligations of confidentiality to the Company or any of its Affiliates, without restriction on disclosure;

(iii) is disclosed with the written approval of the Company;

(iv) is required to be disclosed by law, court order, or similar compulsion; provided, however, that such disclosure shall be limited to the extent so required or compelled; and provided, further, that Employee shall give the Company notice of such disclosure and cooperate (without cost to Employee) with the Company in seeking suitable protection; or

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(v) is disclosed pursuant to or in connection with any legal proceeding involving Employee and/or the Company or any Affiliate thereof.

Section 12. Inventions, Discoveries and Patents. Employee agrees that all inventions, discoveries, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relate to the Company’s or any of its Affiliates’ business or research and development and any existing or future products or services and which are or were discovered, conceived, developed or made by Employee (whether or not during usual business hours or on the premises of the Company and whether or not alone or in conjunction with any other person) while employed by the Company or any Affiliate (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to the Company or such Affiliate. Employee will promptly disclose such Work Product to the Board and assign to and otherwise perform (without cost to Employee) all actions reasonably requested by the Board (whether during or after the employment period) to establish and confirm the Company’s or Affiliate’s exclusive ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, oaths, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

Section 13. Post-Termination Non-Compete, Non-Solicitation.

(a) If Employee’s employment terminates pursuant to Sections 8(d), 8(e) or 8(h) hereof, or as a result of non-extension by Company without Cause or by Employee with Good Reason as contemplated by Section 8(g), Employee agrees that, for a period ending one (1) year from the date of his termination of employment, Employee shall not (except on behalf of the Company or with the prior written consent of the Company), directly or indirectly, (i) engage in the business in which the Company is engaged or proposes to be engaged (the “Company Business”), within the Restricted Territory (as defined below), (ii) interfere with the Company Business or the business of any Affiliate, or (iii) own, manage, control, participate in, consult with, render services for or in any manner engage in or represent any business within the Restricted Territory that is competitive with the Company Business or the business of any Affiliate thereof or any product of the Company or any Affiliate, as such business is conducted or proposed to be conducted from and after the date of this Agreement. As used in this Agreement, the term “Restricted Territory” means any county in the United States where the company holds mineral lease interests. Nothing herein shall prohibit Employee from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

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(b) If Employee’s employment terminates pursuant to Sections 8(d), 8(e) or 8(h) hereof, or as a result of non-extension by Company without Cause or by Employee with Good Reason as contemplated by Section 8(g), Employee agrees that, for a period ending one (1) year from the date of his termination of employment, Employee shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or consultant thereof, on the other hand, (ii) hire or engage as a consultant or otherwise any person who is or was an employee or consultant of the Company or any Affiliate thereof until six months after such individual’s employment or consulting relationship with the Company or such Affiliate has been terminated or (iii) induce or attempt to induce any customer, supplier, subcontractor, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any Affiliate, on the other hand.

(c) Employee acknowledges that the covenants contained in Section 13, including those related to duration, geographic scope, and the scope of prohibited conduct, are reasonable and necessary to protect the legitimate interests of the Company. Employee acknowledges that he is an executive and management level employee as referenced in, and governed by, C.R.S. § 8-2-113(2)(d). Employee further acknowledges that the covenants contained in Section 13 are necessary to protect, and reasonably related to the protection of, the Company’s trade secrets, to which Employee will be exposed and with which Employee will be entrusted.

(d) Employee shall inform any prospective or future employer of any and all restrictions contained in this Agreement and provide such employer with a copy of such restrictions (but no other terms of this Agreement), prior to the commencement of that employment.

Section 14. Taxes.

(a)      Withholding. The Company may withhold and deduct from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social security taxes, as shall be required by applicable law. Employee acknowledges and represents that the Company has not provided any tax advice to Employee in connection with this Agreement and that Employee has been advised by the Company to seek tax advice from Employee’s own tax advisors regarding this Agreement and payments that may be made, and the benefits to be provided, to Employee pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments.

(b)     Section 409A – General. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder.

(c)     Definitional Restrictions. Notwithstanding anything in this Agreement to the contrary, no payment that is due upon Employee’s termination of employment shall be made unless and until Employee has incurred a “separation from service,” as defined under Treas. Reg. Section 1.409A-1(h).

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(d)     Six-Month Delay in Certain Circumstances. Notwithstanding any other provision of this Agreement, if Employee is a Specified Employee (as defined below) at the time of termination of employment, then, to the extent that payments and benefits under this Agreement constitute “deferred compensation” under Section 409A of the Code and are not eligible for any exemption thereunder (“Non-Exempt Deferred Compensation”), and payment of cash or provision of his benefits is pursuant to a termination of employment, then:

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following Employee’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following Employee’s separation from service (or, if Employee dies during such period, within 30 days after Employee’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Agreement, the term “Specified Employee” has the meaning given such term in Treas. Reg. Section 1.409A-1(i).

(e)     Treatment of Installment Payments. Each payment of termination benefits under Section 8 of this Agreement, including, without limitation, each installment payment and each payment or reimbursement of premiums for continued medical, dental or life insurance coverage under Section 8(d)(iv), shall be considered a separate payment, as described in Treas. Reg. Section 1.409A-2(b)(2), for purposes of Section 409A of the Code.

(f)      Timing of Reimbursements and In-kind Benefits. If Employee is entitled to be paid or reimbursed for any taxable expenses under Sections 5(c), (d) or (e) or Section 7, and such payments or reimbursements are includible in Employee’s federal gross taxable income, the amount of such expenses reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred, and no right of Employee to reimbursement of such expenses.

(g)     Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Employee of deferred amounts, provided that such distribution meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

Section 15. Set Off; Mitigation. The Company’s obligation to pay Employee the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Employee to the Company or its Affiliates, provided that such amounts owed have been acknowledged by Employee in writing. To the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Employee and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule.

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Section 16. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. In the event of the merger or consolidation, or transfer or sale of all or substantially all of the assets, of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor, and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

(b) Employee. Employee’s rights and obligations under this Agreement shall not be transferable by Employee by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee, or other designee, or if there be no such designee, to Employee’s estate.

(c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 16(a) or Section 16(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Employee any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(d) Enforcement. Because Employee’s services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, all parties hereto and their respective successors or assigns will be entitled to injunctive relief, in addition to other rights and remedies existing in their favor at law or in equity in order to enforce, or prevent any violations of, the provisions hereof without posting a bond or other security.

Section 17. Waiver and Amendments. Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 18. Severability. If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

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Section 19. Governing Law. In the event of any dispute under this Agreement, or relating or arising under the employment relationship (a “Dispute”), this Agreement shall be governed by the laws of the State of Colorado. Each party shall bear his, her, or its own costs, including attorneys’ fees; provided, however, that nothing herein shall interfere with either party’s right to seek or receive damages or costs as may be allowed by applicable statutory law (such as, but not necessarily limited to, reasonable attorneys’ fees).

Section 20. Notices.

(a) Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Employee to the Company shall be mailed or delivered to the Company at its principal executive office at 1600 Broadway, Suite 1040, Denver, Colorado 80202, and all notices and communications by the Company to Employee may be given to Employee personally or may be mailed to Employee at Employee’s last known address, as reflected in the Company’s records.

(b) Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 21. Section Headings; Mutual Drafting.

(a) The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

(b) The parties are sophisticated and have been represented (or have had the opportunity to be represented) by their separate attorneys throughout the transactions contemplated by this Agreement in connection with the negotiation and drafting of this Agreement and any agreements and instruments executed in connection herewith. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any document or instrument executed in connection herewith, and therefore waive their effects.

Section 22. Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Employee. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

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Section 23. Survival of Operative Sections. Upon any termination of Employee’s employment, the provisions of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Voyager Oil & Gas, Inc.

By:
Title:
Date:

Employee

By:
Title:
Date:

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EXHIBIT A

STI Award

[To be determined with in [60] days of Closing by the Compensation Committee.]

Performance Period:

Performance Goals:

Methodology for Determining Award:

Timing of Payment:

The Compensation Committee shall assess satisfaction of the Performance Goals as soon as practicable following completion of the Performance Period. Payment shall be made following certification by the Compensation Committee of satisfaction of the Performance Goal, and not later than the ninetieth (90th) day following the completion of the Performance Period; provided, however, that in no event may Employee designate the taxable year of payment.

Exhibit A to Employment Agreement

EXHIBIT C:

COMPENSATION SCHEDULE

Voyager Oil & Gas, Inc.

Grants to Executives Following Closing of Emerald Acquisition

As of 7/3/2012

Percentage of Awards	Executive	Options**	RSUs**
0.208333333	McAndrew Rudisill	625,000	208,333
0.208333333	Mike Krzus	625,000	208,333
0.208333333	J.R. Reger	625,000	208,333
0.104166667	Paul Wiesner	312,500	104,167
0.104166667	Karl Osterbuhr	312,500	104,167
0.166666667	Mitch Thompson	500,000	166,667
1.00		3,000,000	1,000,000

**Based upon 4,000,000 total awards being granted.

EXHIBIT D:

FIRST AMENDMENT TO INTER COMPANY LOAN AGREEMENT

FIRST AMENDMENT TO INTER COMPANY LOAN AGREEMENT

This First Amendment to Inter Company Loan Agreement (this “Amendment”) is made effective as of July 9, 2012 (the “Effective Date”) by and between EMERALD OIL & GAS NL, a corporation organized under the Laws of Western Australia, Australia, (“Lender”) and EMERALD OIL INC., a Delaware corporation (“Borrower”). Lender and Borrower are sometimes referred to collectively herein as the “Parties.”

A.           Lender and Borrower are Parties to that certain Inter Company Loan Agreement effective May 2, 2012 (the “Loan Agreement”), pursuant to which Lender loaned to Borrower the amount of $2,500,000 Australian dollars.

B.           Lender and Borrower desire to amend the Loan Agreement as provided herein.

C.           All capitalized terms used and not otherwise defined in this Amendment, but defined in the Loan Agreement, shall have the meanings set forth in the Loan Agreement.

agreement

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree to amend the Loan Agreement as follows:

1.          Loan Amendments.

The defined term Loan Repayment Date, pursuant to Section 1.1 of the Loan, was as follows:

“Loan Repayment Date means, the earliest of (i) May 2, 2017, (ii) the closing date of the Offering (as defined), (iii) the date on which Borrower has (x) sold all or substantially all of its assets and properties or (y) completed a merger or other business combination as a result of which current stockholders of Borrower no longer Control Borrower, or (iv) the date following and during the continuance of an Event of Default upon which the Lender issues a notice under clause 7.2 demanding repayment.”

The defined term Loan Repayment Date, pursuant to Section 1.1 of the Loan Agreement, is hereby deleted in its entirety and replaced with the following:

“Loan Repayment Date means, the earliest of (i) May 2, 2017, (ii) the closing date of the Offering (as defined), (iii) the date on which Borrower has (x) sold all or substantially all of its assets and properties or (y) completed a merger or other business combination as a result of which current stockholders of Borrower no longer Control Borrower, except for a transaction whereby Borrower becomes a wholly-owned subsidiary (“Exempted Transaction”) of Voyager Oil & Gas, Inc. (“VOG”) or an affiliate of VOG, provided that, in the case of the Exempted Transaction, the Loan Repayment Date shall be the date immediately following a capital raise by VOG or its affiliates; (iv) the date following and during the continuance of an Event of Default upon which the Lender issues a notice under clause 7.2 demanding repayment.”

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2.           Miscellaneous.

(a)          Conflict. In the event of a conflict or discrepancy between the Loan Agreement and this Amendment, the provisions of this Amendment shall control.

(b)          Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Lender and Borrower and their respective successors and assigns.

(c)          Entire Agreement. This Amendment constitutes the entire agreement of the Parties with respect to the subject matter hereof. The Loan Agreement and this Amendment shall not be further amended or modified except by a written instrument signed by both Parties. All prior or contemporaneous written or oral communications regarding the matters contemplated in this Amendment are merged herein.

(d)          No Modification. Except as expressly amended hereby, the Loan Agreement remains unmodified and in full force and effect and is incorporated in this Amendment as if fully set forth herein.

(e)          Counterparts; Authority; Facsimile Signatures. This Amendment may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, together, shall constitute one and the same document. Each individual executing this Amendment on behalf of Lender and Borrower represents and warrants that he or she is duly authorized to execute and deliver this Amendment on its behalf. This Amendment shall not be effective until a counterpart hereof has been executed by, and delivered to, all Parties.

(f)          Partial Invalidity. If any term or provision of this Amendment the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining provisions of the Loan Agreement and this Amendment, or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

(e)         Governing Law. This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the parties agree to submit to the non exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

LENDER:

EMERALD OIL & GAS NL
ABN 72 009 795 046

By:
Name:
Title:	Director

BORROWER:

EMERALD OIL INC.

By:
Name:	Michael Krzus
Title:	Chief Executive Officer

By:
Name:	McAndrew Rudsisill
Title:	President

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EXHIBIT E:

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of ________________, 2012 (this “Agreement”), is among Voyager Oil & Gas, Inc., a Montana corporation (the “Borrower”), Emerald Oil Inc., a Delaware corporation (“Emerald Oil”), Emerald GRB LLC, a Colorado limited liability company (“Emerald GRB”), Emerald WB LLC, a Colorado limited liability company (“Emerald WB”, and together with Emerald Oil and Emerald GRB, the “Emerald Parties”), Hartz Energy Capital, LLC, a New Jersey limited liability company (“Hartz”), and Macquarie Bank Limited, a bank incorporated under the laws of Australia (“MBL”), as Agent for Lenders (as defined below) (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Emerald Parties and Hartz are parties to that certain Credit Agreement dated as of February 21, 2012 (as amended, supplemented or otherwise modified from time to time, the “Emerald Agreement”), pursuant to which Hartz has made loans to Emerald WB;

WHEREAS, Borrower, Administrative Agent and certain financial institutions (with their respective successors and assigns, the “Lenders”) are parties to a Credit Agreement dated as of February 10, 2012 (as amended, supplemented or otherwise modified from time to time, the “Voyager Agreement”), pursuant to which the Lenders have agreed to make loans and extend other financial accommodations to Borrower;

WHEREAS, Borrower, Emerald Oil and Emerald Oil & Gas NL are parties to a Securities Purchase Agreement dated as of ____________, 2012 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Borrower has agreed to purchase all of the outstanding equity interests in Emerald Oil;

WHEREAS, the Emerald Parties have granted to Hartz or its affiliates first priority liens and security interests in all of the real and personal property of the Emerald Parties (including, without limitation, all of the membership interests of Emerald GRB and Emerald WB) (collectively, the “Emerald Collateral”) as security for the payment and performance of the Emerald Obligations (the “Hartz Liens”); and

WHEREAS, Borrower has granted to Administrative Agent or its affiliates first priority liens and security interests in all of the real and personal property of Borrower (the “Voyager Collateral”) as security for the payment and performance of the Voyager Obligations (the “Administrative Agent Liens”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are expressly recognized by all of the parties, Borrower, each of the Emerald Parties, Hartz, and Administrative Agent, for itself and on behalf of each of the Lenders, agree as follows:

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Article I
Definitions

1.1           Defined Terms. The following terms, as used in this Agreement, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Emerald Documents” means the (a) Emerald Agreement, (b) each mortgage, security agreement, pledge agreement, guaranty or similar agreement entered into by any Person in favor or for the benefit of Hartz or any of its affiliates to secure, guarantee or otherwise provide credit support for the Emerald Obligations, and (c) each of the other agreements, documents or instruments evidencing or governing any Emerald Obligations, in each case, as amended, supplemented or otherwise modified from time to time.

“Emerald Obligations” means, collectively, (a) all Obligations arising under the Emerald Agreement (including “Obligations” as defined therein) and the other Emerald Documents, and (b) all interest, fees, expenses and other amounts payable from time to time in connection with item (a).

“Enforcement Action” means, with respect to the Emerald Obligations or the Voyager Obligations, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Emerald Collateral or Voyager Collateral, as applicable, securing such Obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Emerald Documents or the Voyager Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Event of Default” means an “Event of Default” as such term is defined in the Emerald Agreement and the Voyager Agreement, as applicable.

“Indebtedness” means all obligations that constitute “Indebtedness” under the Emerald Agreement or “Debt” under the Voyager Agreement, as applicable.

“Obligations” means any sums, principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such sums, principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Person” means, any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any of its political subdivisions, agencies or instrumentalities.

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“Voyager Documents” means (a) the Voyager Agreement, (b) each mortgage, security agreement, pledge agreement, guaranty or similar agreement entered into by any Person in favor or for the benefit of Administrative Agent or any of its affiliates to secure, guarantee or otherwise provide credit support for the Voyager Obligations, and (c) each of the other agreements, documents or instruments evidencing or governing any Voyager Obligations, in each case, as amended, supplemented or otherwise modified from time to time.

“Voyager Obligations” means, collectively, (a) all Obligations (including “Obligations” as defined in the Voyager Agreement) arising under the Voyager Agreement and the other Voyager Documents, (b) all obligations of Voyager to Administrative Agent or its affiliates in respect of any Hedging Agreement (as defined in the Voyager Agreement), and (c) all interest, fees, expenses and other amounts payable from time to time in connection with any of these items (a)-(b).

1.2          Other Defined Terms. Capitalized terms not defined in Section 1.1 shall have the meanings given to them elsewhere in this Agreement.

Article II
Lien Priorities

2.1          Acknowledgement Regarding Emerald Collateral and Hartz Liens.

(a)          Administrative Agent acknowledges that (i) no Indebtedness is owed or deemed owed to Administrative Agent by any Emerald Party, and (ii) Administrative Agent holds no liens on any property of any Emerald Party, and Administrative Agent further agrees that as long as the Emerald Obligations are outstanding, Administrative Agent will not seek or claim any lien on any property of any Emerald Party or request or accept any guaranty of, or provision of other security for, the Voyager Obligations by any Emerald Party. During such time as any Emerald Obligation remains unpaid, Administrative Agent will not ask for, demand, sue for, take, receive or accept from any Emerald Party, by set off or in any other manner, any payment or distribution on account of any Indebtedness owed or deemed owed to Administrative Agent by any Emerald Party, Borrower or any affiliate of Borrower or any Emerald Party, nor present any instrument evidencing such Indebtedness for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

(b)          Notwithstanding anything to the contrary contained in this Agreement, if Administrative Agent acquires any lien on any property of any Emerald Party while the Emerald Obligations are outstanding:

(i)          Administrative Agent hereby agrees that such liens, however arising or acquired, shall be expressly junior and subordinate in right, priority, perfection, operation and all other respects to all current and future Hartz Liens; and

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(ii)         Administrative Agent will not commence any action or proceeding against any Emerald Party or any property of any Emerald Party to recover all or any part of the Indebtedness underlying such liens or join with any other creditor, unless Hartz shall consent that the Administrative Agent may join, in bringing any proceedings against such Emerald Party under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law unless and until all Emerald Obligations shall have been paid in full.

(c)          To the extent that an Event of Default occurs under any Voyager Document, Administrative Agent acknowledges and agrees that to the extent it commences any Enforcement Action or otherwise seeks to realize on the Voyager Collateral in connection with such Event of Default, Administrative Agent shall have no recourse to any Emerald Party or any of its assets in connection with such Enforcement Action or realization.

2.2          Acknowledgement Regarding Voyager Collateral and Administrative Agent Liens.

(a)          Hartz acknowledges that (i) no Indebtedness is owed or deemed owed to Hartz by Borrower, and (ii) Hartz holds no liens on any property of Borrower, and Hartz further agrees that as long as the Voyager Obligations are outstanding, Hartz will not seek or claim any lien on any property of Borrower or request or accept any guaranty of, or provision of other security for, the Emerald Obligations by Borrower. During such time as any Voyager Obligation remains unpaid, Hartz will not ask for, demand, sue for, take, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of any Indebtedness owed or deemed owed to Hartz by any Emerald Party, Borrower or any affiliate of Borrower or any Emerald Party, nor present any instrument evidencing such Indebtedness for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

(b)          Notwithstanding anything to the contrary contained in this Agreement, if Hartz acquires any lien on any property of Borrower while the Voyager Obligations are outstanding:

(i)          Hartz hereby agrees that such liens, however arising or acquired, shall be expressly junior and subordinate in right, priority, perfection, operation and all other respects to all current and future Administrative Agent Liens; and

(ii)         Hartz will not commence any action or proceeding against Borrower or any property of Borrower to recover all or any part of the Indebtedness underlying such liens or join with any other creditor, unless Administrative Agent shall consent that Hartz may join, in bringing any proceedings against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law unless and until all Voyager Obligations shall have been paid in full.

(c)          To the extent that an Event of Default occurs under any Emerald Document, Hartz acknowledges and agrees that to the extent it commences any Enforcement Action or otherwise seeks to realize on the Emerald Collateral in connection with such Event of Default, Hartz shall have no recourse to Borrower or any of its assets in connection with such Enforcement Action or realization.

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2.3           No Contest of Liens or Lien Enforcement. The Administrative Agent agrees that it will not contest the validity, perfection, priority or enforceability or Hartz’s enforcement of the liens upon the Emerald Collateral securing the Emerald Obligations. Hartz agrees that it will not contest the validity, perfection, priority or enforceability or the Administrative Agent’s enforcement of the liens upon the Voyager Collateral securing the Voyager Obligations.

2.4           No Consent to Merger. The Administrative Agent and Hartz each agree that so long as Emerald Obligations and Voyager Obligations are both outstanding, it will not consent to any merger or consolidation of the Borrower on the one hand and any Emerald Party on the other hand.

Article III
Miscellaneous

3.1           Amendments; Waivers. This Agreement can only be modified by a subsequent written agreement signed by the parties hereto.

3.2           Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

3.3           Notices. Unless otherwise specifically provided in this Agreement, any notice or other communication required or permitted to be given in this Agreement shall be in writing and may be: (i) personally served, (ii) facsimiled, (iii) sent by overnight express courier service or United States mail, or (iv) sent by electronic mail and confirmed by one of the other methods listed in clauses (i) - (iii) above. Any notice delivered or made by messenger, facsimile, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender’s facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. For the purposes of this Section 3.3, the addresses of the parties (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, at such other address as may be designated by such party in a written notice to all of the other parties.

3.4           Successors and Assigns. This Agreement binds and inures to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Emerald Collateral or Voyager Collateral. Specifically, no Emerald Party nor the Borrower shall have any right, remedy or claim under this Agreement against Hartz or the Administrative Agent.

3.5           Further Assurances. The parties hereto agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Hartz or Administrative Agent may reasonably request to effectuate the terms of this Agreement.

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3.6           Specific Performance. Each of Hartz and Administrative Agent may demand specific performance of this Agreement. Hartz and Administrative Agent each irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Hartz or Administrative Agent, as the case may be.

3.7           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

3.8           Counterparts. This Agreement may be executed in counterpart (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it has been executed by each party hereto.

Signatures appear on the following page.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MACQUARIE BANK LIMITED, as Administrative Agent for and on behalf of the Lenders

By:
Name:
Title:

By:
Name:
Title:

Macquarie POA No. 594/10 dated 25 November 2010, expiring 30 November 2012, signed in Sydney

Address:

Macquarie Bank Limited
Level 1
No. 1 Martin Place
Metals and Energy Capital Division
Sydney, NSW 2000
Australia

With copies to:

Macquarie Bank Limited – Houston Representative Office
One Allen Center
500 Dallas, Suite 3250
Houston, Texas 77002
Attention: Michael Sextro
Telephone: 713-275-6207
Facsimile: 713-275-6222
E-Mail: michael.sextro@macquarie.com

and

Greenberg Traurig, LLP
1000 Louisiana Street, Suite 1700
Houston, Texas 77002
Attention: Douglas C. Atnipp
Telephone: 713-374-3515

Facsimile: 713-374-3505
E-mail: atnippd@gtlaw.com

Signature Page to Intercreditor Agreement

HARTZ:

HARTZ ENERGY CAPITAL, LLC

By:	Hartz Capital, Inc., its Manager

By:
Name:
Title:

Address for Notices:

Hartz Energy Capital, LLC
c/o Hartz Capital, Inc.
400 Plaza Drive
Secaucus, New Jersey 07094
Attn: Rebecca Baldino & Tim Terry
Telephone: 201-272-6050 & 201-272-6041
Facsimile: 201-866-6387
E-mail: rebecca.baldino@hartzcapital.com & tim.terry@hartzcapital.com

Signature Page to Intercreditor Agreement

BORROWER:

VOYAGER OIL & GAS, INC.

By:
Name:
Title:

Address:

Voyager Oil & Gas, Inc.
1600 Broadway, Suite 1040
Denver, Colorado 80202
Attn:
Telephone:
Facsimile:
E-mail:

With a copy to:

Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: Kirk Tucker
Telephone: 713-238-2500
Facsimile: 713-238-4603
E-mail: ktucker@mayerbrown.com

Signature Page to Intercreditor Agreement

EMERALD PARTIES:

Emerald Oil Inc.

By:
Name:
Title:

Emerald GRB LLC

By:	Emerald Oil Inc., its sole member

By:
Name:
Title:

Emerald WB LLC

By:	Emerald Oil Inc., its sole member

By:
Name:
Title:

Address:

Emerald Oil Inc.
1600 Broadway, Suite 1040
Denver, Colorado 80202
Attn: Mike Krzus
Telephone: 303-323-0008
Facsimile:
E-mail: mikek@emeraldoil.com

With a copy to:

c/o Davis, Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attn: Greg Danielson
Telephone: 303-892-9400
Facsimile: 303-893-1379
E-mail: greg.danielson@dgslaw.com

Signature Page to Intercreditor Agreement